Filed Pursuant to Rule 433
                                                         File No.: 333-125593-19

--------------------------------------------------------------------------------
MORGAN STANLEY                                                  March 13th, 2006
Securitized Products Group    [Morgan Stanley Logo]
--------------------------------------------------------------------------------

                                   Term Sheet

                                 $2,187,509,000
                                  Approximately

                          Morgan Stanley Capital I Inc.
                                 Series 2006-HE2

                       Mortgage Pass-Through Certificates

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/762153/000091412105001150/
0000914121-05-001150.txt

                   IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                           GENERATED EMAIL DISCLAIMERS

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                  March 13th, 2006
Securitized Products Group    [Morgan Stanley Logo]
--------------------------------------------------------------------------------

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.


--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. This material is based on information that Morgan Stanley & Co. Incorporated ("Morgan Stanley") considers reliable. Morgan Stanley makes no representation or warranty with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. The information contained here in may be based on certain assumptions regarding market conditions and other matters and is therefore subject to change. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied on for such purposes. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley disclaims any and all liability relating to this information, including without limitation any express or implied representations or warranties for, statements contained in, and omissions from the information contained here in. Additional information is available upon request. Morgan Stanley and others associated with it may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. Morgan Stanley is acting as the lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. To our readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. We recommend that such investors obtain the advice of their Morgan Stanley, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned. NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                  March 13th, 2006
Securitized Products Group    [Morgan Stanley Logo]
--------------------------------------------------------------------------------

                          Approximately $2,187,509,000
                  Morgan Stanley Capital I Inc. Series 2006-HE2

                          Morgan Stanley Capital I Inc.
                                    Depositor

                     Wells Fargo Bank, National Association
                    JPMorgan Chase Bank, National Association
                           HomEq Servicing Corporation
                                    Servicers

                             Transaction Highlights
                             ----------------------


                          Original       Expected                          Modified                          Initial
                           Class         Ratings                          Duration To    Payment Window      Subord-
Offered                 Certificate    (S&P / Fitch       Avg Life to     Call(1)(3)/      To Call(1)        ination
Classes   Description    Balance(4)     / Moody's)      Call(1)/Mty(2)     Mty(2)(3)        /Mty(2)           Level     Benchmark
----------------------------------------------------------------------------------------------------------------------------------
  A-1       Floater     435,720,000     AAA/AAA/Aaa                ***Not Offered Hereby***                   20.50%   1 Mo. LIBOR
 A-2a       Floater     690,310,000     AAA/AAA/Aaa       0.80 / 0.80     0.78 / 0.78    1 - 20 / 1 - 20      20.50%   1 Mo. LIBOR
 A-2b       Floater     196,890,000     AAA/AAA/Aaa       2.00 / 2.00     1.89 / 1.89   20 - 28 / 20 - 28     20.50%   1 Mo. LIBOR
 A-2c       Floater     295,470,000     AAA/AAA/Aaa       3.50 / 3.50     3.16 / 3.16   28 - 66 / 28 - 66     20.50%   1 Mo. LIBOR
 A-2d       Floater     183,755,000     AAA/AAA/Aaa                ***Not Offered Hereby***                   20.50%   1 Mo. LIBOR
  M-1       Floater      78,206,000    [AA+]/AA+/Aa1      5.03 / 5.56     4.32 / 4.64   43 - 88 / 43 - 166    17.05%   1 Mo. LIBOR
  M-2       Floater      71,406,000     [AA]/AA/Aa2       4.97 / 5.48     4.27 / 4.58   41 - 88 / 41 - 159    13.90%   1 Mo. LIBOR
  M-3       Floater      43,070,000    [AA]/AA-/Aa3       4.94 / 5.43     4.24 / 4.54   40 - 88 / 40 - 152    12.00%   1 Mo. LIBOR
  M-4       Floater      37,403,000     [AA-]/A+/A1       4.92 / 5.40     4.22 / 4.51   39 - 88 / 39 - 146    10.35%   1 Mo. LIBOR
  M-5       Floater      36,270,000      [A+]/A/A2        4.90 / 5.35     4.20 / 4.47   39 - 88 / 39 - 141     8.75%   1 Mo. LIBOR
  M-6       Floater      32,869,000      [A]/A-/A3        4.90 / 5.32     4.18 / 4.44   38 - 88 / 38 - 134     7.30%   1 Mo. LIBOR
  B-1       Floater      32,869,000   [A-]/BBB+/Baa1      4.88 / 5.26     4.10 / 4.32   38 - 88 / 38 - 128     5.85%   1 Mo. LIBOR
  B-2       Floater      29,469,000   [BBB+]/BBB/Baa2     4.88 / 5.19     4.09 / 4.27   38 - 88 / 38 - 119     4.55%   1 Mo. LIBOR
  B-3       Floater      23,802,000   [BBB]/BBB-/Baa3     4.87 / 5.09     3.97 / 4.10   37 - 88 / 37 - 110     3.50%   1 Mo. LIBOR


Notes:      (1)   Certificates are priced to the 10% optional clean-up call.
            (2)   Based on the pricing prepayment speed. See details below.
            (3)   Assumes pricing at par.
            (4)   Bond sizes subject to a variance of plus or minus 5%.

Issuing Entity:                           Morgan Stanley Capital I Inc. Trust
                                          2006-HE2.

Depositor:                                Morgan Stanley Capital I Inc.

Responsible Parties:                      WMC Mortgage Corp. (72.84%) and
                                          Decision One Mortgage Company, LLC
                                          (27.16%)

Servicers:                                Wells Fargo Bank, National Association
                                          (69.49%), JPMorgan Chase Bank National
                                          Association (17.25%) and HomEq
                                          Servicing Corp. (13.26%)

Swap Counterparty:                        Morgan Stanley Capital Services Inc.

Trustee:                                  Deutsche Bank National Trust Company

Securities and Swap Administrator:        Wells Fargo Bank, National Association

--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                                                  March 13th, 2006
Securitized Products Group    [Morgan Stanley Logo]
--------------------------------------------------------------------------------

Manager:                                  Morgan Stanley & Co. Incorporated


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Rating Agencies:                          Standard & Poor's, Moody's Investors
                                          Service and Fitch Ratings.

Offered Certificates:                     The Class A-1, A-2a, A-2b, A-2c, A-2d,
                                          M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2
                                          and B-3 Certificates.

Class A Certificates:                     The Class A-1, A-2a, A-2b, A-2c and
                                          A-2d Certificates.

Group I Class A Certificates:             The Class A-1 Certificates.

Group II Class A Certificates:            The Class A-2a, Class A-2b, Class A-2c
                                          and Class A-2d Certificates.

Class A Certificate Group:                The Group I Class A Certificates and
                                          Group II Class A Certificates, as
                                          applicable.

Expected Closing Date:                    April 28, 2006 through DTC and
                                          Euroclear or Clearstream. The
                                          Certificates will be sold without
                                          accrued interest.

Cut-off Date:                             April 1, 2006

Distribution Dates:                       The 25th of each month, or if such day
                                          is not a business day, on the next
                                          business day, beginning May 25, 2006.

Final Scheduled Distribution Date:        For all Offered Certificates, the
                                          Distribution Date occurring in March
                                          2036.

Minimum Denomination:                     The Offered Certificates will be
                                          issued and available in denominations
                                          of $25,000 initial principal balance
                                          and integral multiples of $1 in excess
                                          of $25,000.

Due Period:                               For any Distribution Date, the
                                          calendar month preceding the month in
                                          which that Distribution Date occurs.

Interest Accrual Period:                  The interest accrual period for the
                                          Offered Certificates with respect to
                                          any Distribution Date will be the
                                          period beginning with the previous
                                          Distribution Date (or, in the case of
                                          the first Distribution Date, the
                                          Closing Date) and ending on the day
                                          prior to the current Distribution Date
                                          (on an actual/360 day count basis).

The Mortgage Loans:                       The Trust will consist of
                                          approximately $2,267 million of
                                          adjustable- and fixed-rate sub-prime
                                          residential, first-lien and
                                          second-lien mortgage loans.

Group I Mortgage Loans:                   Approximately $548 million of Mortgage
                                          Loans with original principal balances
                                          that conform to the original principal
                                          balance limits for one- to four-family
                                          residential mortgage loan guidelines
                                          for purchase by Fannie Mae and Freddie
                                          Mac.

Group II Mortgage Loans:                  Approximately $1,719 million of
                                          Mortgage Loans with original principal
                                          balances that may or may not conform
                                          to the original principal balance
                                          limits for one- to four-family
                                          residential mortgage loan guidelines
                                          for purchase by Fannie Mae and Freddie
                                          Mac.

Pricing Prepayment Speed:                 o     Fixed Rate Mortgage Loans: CPR
                                                starting at approximately 4% CPR
                                                in month 1 and increasing to 23%
                                                CPR in month 16 (19%/15 increase
                                                for each month), and remaining
                                                at 23% CPR thereafter

                                          o     ARM Mortgage Loans: 28% CPR

Credit Enhancement:                       The Offered Certificates are credit
                                          enhanced by:

                                          1)    Net monthly excess cashflow from
                                                the Mortgage Loans after taking
                                                into account certain payments
                                                received or paid by the trust
                                                pursuant to the interest rate
                                                swap agreement,

                                          2)    3.50% overcollateralization
                                                (funded upfront). On and after
                                                the Step-down Date, so long as a
                                                Trigger Event is not in effect,
                                                the required
                                                overcollateralization will equal
                                                7.00% of the aggregate principal
                                                balance of the Mortgage Loans as
                                                of the last day of the
                                                applicable Due Period, subject
                                                to a 0.50% floor, based on the
                                                aggregate principal balance of
                                                the Mortgage Loans as of the
                                                cut-off date, and

                                          3)    Subordination of distributions
                                                on the more subordinate classes
                                                of certificates (if applicable)
                                                to the required distributions on
                                                the more senior classes of
                                                certificates.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Senior Enhancement Percentage:            For any Distribution Date, the
                                          percentage obtained by dividing (x)
                                          the aggregate Certificate Principal
                                          Balance of the subordinate
                                          certificates (together with any
                                          overcollateralization and taking into
                                          account the distributions of the
                                          Principal Distribution Amount and all
                                          payments of principal from the Swap
                                          Account, if any, for such Distribution
                                          Date) by (y) the aggregate principal
                                          balance of the Mortgage Loans as of
                                          the last day of the related Due
                                          Period.

Step-down Date:                           The later to occur of:

                                          (x)   The earlier of:

                                                (a)   The Distribution Date
                                                      occurring in May 2009; and

                                                (b)   The Distribution Date on
                                                      which the aggregate
                                                      balance of the Class A
                                                      Certificates is reduced to
                                                      zero; and

                                          (y)   The first Distribution Date on
                                                which the Senior Enhancement
                                                Percentage (calculated for this
                                                purpose only after taking into
                                                account payments of principal on
                                                the Mortgage Loans on the last
                                                day of the related Due Period
                                                but prior to principal
                                                distributions to the
                                                certificates on the applicable
                                                Distribution Date) is greater
                                                than or equal to approximately
                                                41.00%.

Trigger Event:                            Either a Delinquency Trigger Event or
                                          a Cumulative Loss Trigger Event.

Delinquency Trigger Event:                A Delinquency Trigger Event is in
                                          effect on any Distribution Date if on
                                          that Distribution Date the 60 Day+
                                          Rolling Average (the rolling 3 month
                                          average percentage of Mortgage Loans
                                          that are 60 or more days delinquent)
                                          equals or exceeds a given percentage
                                          of the prior period's Enhancement
                                          Percentage to the bond specified
                                          below:

                                          Class A Certificates remain outstanding   39.00% of the Senior Enhancement Percentage

                                          On and after Class A pays off             46.90% of the Class M-1 Enhancement Percentage

Cumulative Loss Trigger Event:            A Cumulative Loss Trigger Event is in
                                          effect on any Distribution Date if the
                                          aggregate amount of Realized Losses
                                          incurred since the cut-off date
                                          through the last day of the related
                                          Prepayment Period divided by the
                                          aggregate Stated Principal Balance of
                                          the mortgage loans as of the cut-off
                                          date exceeds the applicable
                                          percentages described below with
                                          respect to such distribution date:

                                          Months 25- 36     1.400% for the first month, plus an additional 1/12th of 1.700% for each month thereafter (e.g., 2.250% in Month 31)
                                          Months 37- 48     3.100% for the first month, plus an additional 1/12th of 1.700% for each month thereafter (e.g., 3.950% in Month 43)
                                          Months 49- 60     4.800% for the first month, plus an additional 1/12th of 1.400% for each month thereafter (e.g., 5.500% in Month 55)
                                          Months 61- 72     6.200% for the first month, plus an additional 1/12th of 0.700% for each month thereafter (e.g., 6.550% in Month 67)
                                          Months 73-
                                            thereafter      6.900%

Initial Subordination Percentage:         Class A:     20.50%
                                          Class M-1:   17.05%
                                          Class M-2:   13.90%
                                          Class M-3:   12.00%
                                          Class M-4:   10.35%
                                          Class M-5:    8.75%
                                          Class M-6:    7.30%
                                          Class B-1:    5.85%
                                          Class B-2:    4.55%
                                          Class B-3:    3.50%

Optional Clean-up Call:                   When the current aggregate principal
                                          balance of the Mortgage Loans is less
                                          than or equal to 10% of the aggregate
                                          principal balance of the Mortgage
                                          Loans as of the cut-off date.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Step-up Coupons:                          For all Offered Certificates the
                                          coupon will increase after the
                                          optional clean-up call date, should
                                          the call not be exercised. The
                                          applicable fixed margin will increase
                                          by 2x on the Class A Certificates and
                                          by 1.5x on all other Certificates
                                          after the first distribution date on
                                          which the Optional Clean-up Call is
                                          exercisable.

Group I Class A Certificates              The Class A-1 Certificates will accrue
Pass-Through Rate:                        interest at a variable rate equal to
                                          the least of (i) one-month LIBOR plus
                                          [] bps ([] bps after the first
                                          distribution date on which the
                                          Optional Clean-up Call is
                                          exercisable), (ii) the Loan Group I
                                          Cap and (iii) the WAC Cap.

Group II Class A Certificates             The Class A-2a, A-2b, A-2c and A-2d
Pass-Through Rate:                        Certificates will accrue interest at a
                                          variable rate equal to the least of
                                          (i) one-month LIBOR plus [] bps ([]
                                          bps after the first distribution date
                                          on which the Optional Clean-up Call is
                                          exercisable), (ii) the Loan Group II
                                          Cap and (iii) the WAC Cap.

Class M-1 Pass-Through Rate:              The Class M-1 Certificates will accrue
                                          interest at a variable rate equal to
                                          the lesser of (i) one-month LIBOR plus
                                          [] bps ([] bps after the first
                                          distribution date on which the
                                          Optional Clean-up Call is exercisable)
                                          and (ii) the WAC Cap.

Class M-2 Pass-Through Rate:              The Class M-2 Certificates will accrue
                                          interest at a variable rate equal to
                                          the lesser of (i) one-month LIBOR plus
                                          [] bps ([] bps after the first
                                          distribution date on which the
                                          Optional Clean-up Call is exercisable)
                                          and (ii) the WAC Cap.

Class M-3 Pass-Through Rate:              The Class M-3 Certificates will accrue
                                          interest at a variable rate equal to
                                          the lesser of (i) one-month LIBOR plus
                                          [] bps ([] bps after the first
                                          distribution date on which the
                                          Optional Clean-up Call is exercisable)
                                          and (ii) the WAC Cap.

Class M-4 Pass-Through Rate:              The Class M-4 Certificates will accrue
                                          interest at a variable rate equal to
                                          the lesser of (i) one-month LIBOR plus
                                          [] bps ([] bps after the first
                                          distribution date on which the
                                          Optional Clean-up Call is exercisable)
                                          and (ii) the WAC Cap.

Class M-5 Pass-Through Rate:              The Class M-5 Certificates will accrue
                                          interest at a variable rate equal to
                                          the lesser of (i) one-month LIBOR plus
                                          [] bps ([] bps after the first
                                          distribution date on which the
                                          Optional Clean-up Call is exercisable)
                                          and (ii) the WAC Cap.

Class M-6 Pass-Through Rate:              The Class M-6 Certificates will accrue
                                          interest at a variable rate equal to
                                          the lesser of (i) one-month LIBOR plus
                                          [] bps ([] bps after the first
                                          distribution date on which the
                                          Optional Clean-up Call is exercisable)
                                          and (ii) the WAC Cap.

Class B-1 Pass-Through Rate:              The Class B-1 Certificates will accrue
                                          interest at a variable rate equal to
                                          the lesser of (i) one-month LIBOR plus
                                          [] bps ([] bps after the first
                                          distribution date on which the
                                          Optional Clean-up Call is exercisable)
                                          and (ii) the WAC Cap.

Class B-2 Pass-Through Rate:              The Class B-2 Certificates will accrue
                                          interest at a variable rate equal to
                                          the lesser of (i) one-month LIBOR plus
                                          [] bps ([] bps after the first
                                          distribution date on which the
                                          Optional Clean-up Call is exercisable)
                                          and (ii) the WAC Cap.

Class B-3 Pass-Through Rate:              The Class B-3 Certificates will accrue
                                          interest at a variable rate equal to
                                          the lesser of (i) one-month LIBOR plus
                                          [] bps ([] bps after the first
                                          distribution date on which the
                                          Optional Clean-up Call is exercisable)
                                          and (ii) the WAC Cap.

WAC Cap: For any Distribution Date, the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Loan Group I Cap:                         For any Distribution Date, the
                                          weighted average of the interest rates
                                          for each group I mortgage loan (in
                                          each case, less the applicable Expense
                                          Fee Rate) then in effect at the
                                          beginning of the related Due Period
                                          less the Swap Payment Rate, adjusted,
                                          in each case, to accrue on the basis
                                          of a 360-day year and the actual
                                          number of days in the related Interest
                                          Accrual Period.

Loan Group II Cap:                        For any Distribution Date, the
                                          weighted average of the interest rates
                                          for each group II mortgage loan (in
                                          each case, less the applicable Expense
                                          Fee Rate) then in effect at the
                                          beginning of the related Due Period
                                          less the Swap Payment Rate, adjusted,
                                          in each case, to accrue on the basis
                                          of a 360-day year and the actual
                                          number of days in the related Interest
                                          Accrual Period.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Swap Payment Rate:                        For any Distribution Date, a fraction,
                                          the numerator of which is any Net Swap
                                          Payment or swap termination tayment
                                          owed to the Swap Counterparty for such
                                          Distribution Date and the denominator
                                          of which is the Stated Principal
                                          Balance of the Mortgage Loans at the
                                          beginning of the related due period,
                                          multiplied by 12.

Group I Class A Basis Risk Carry          As to any Distribution Date, the
Forward Amount:                           supplemental interest amount for each
                                          of the Group I Class A Certificates
                                          will equal the sum of:

                                          (i)   The excess, if any, of interest
                                                that would otherwise be due on
                                                such Certificates at the Group I
                                                Class A Certificates
                                                Pass-Through Rate (without
                                                regard to the Loan Group I Cap
                                                or WAC Cap) over interest due
                                                such Certificates at a rate
                                                equal to the lesser of the Loan
                                                Group I Cap or WAC Cap;

                                          (ii)  Any Group I Class A Basis Risk
                                                Carry Forward Amount remaining
                                                unpaid from prior Distribution
                                                Dates; and

                                          (iii) Interest on the amount in clause
                                                (ii) at the related Group I
                                                Class A Certificates
                                                Pass-Through Rate (without
                                                regard to the Loan Group I Cap
                                                or WAC Cap).

Group II Class A Basis Risk Carry         As to any Distribution Date, the
Forward Amount:                           supplemental interest amount for each
                                          of the Group II Class A Certificates
                                          will equal the sum of:


                                          (i)   The excess, if any, of interest
                                                that would otherwise be due on
                                                such Certificates at the Group
                                                II Class A Certificates
                                                Pass-Through Rate (without
                                                regard to the Loan Group II Cap
                                                or WAC Cap) over interest due
                                                such Certificates at a rate
                                                equal to the lesser of the Loan
                                                Group II Cap or WAC Cap;

                                          (ii)  Any Group II Class A Basis Risk
                                                Carry Forward Amount remaining
                                                unpaid from prior Distribution
                                                Dates; and

                                          (iii) Interest on the amount in clause
                                                (ii) at the related Group II
                                                Class A Certificates
                                                Pass-Through Rate (without
                                                regard to the Loan Group II Cap
                                                or WAC Cap).

Class M-1, M-2, M-3,                      As to any Distribution Date, the
M-4, M-5, M-6, B-1, B-2                   supplemental interest amount for each
and B-3 Basis Risk Carry                  of the Class M-1, M-2, M-3, M-4, M-5,
Forward Amounts:                          M-6, B-1, B-2 and B-3 Certificates
                                          will equal the sum of:


                                          (i)   The excess, if any, of interest
                                                that would otherwise be due on
                                                such Certificates at such
                                                Certificates' applicable
                                                Pass-Through Rate (without
                                                regard to the WAC Cap) over
                                                interest due such Certificates
                                                at a rate equal to the WAC Cap;

                                          (ii)  Any Basis Risk Carry Forward
                                                Amount for such class remaining
                                                unpaid for such Certificate from
                                                prior Distribution Dates; and

                                          (iii) Interest on the amount in clause
                                                (ii) at the Certificates'
                                                applicable Pass-Through Rate
                                                (without regard to the WAC Cap).

Interest Distributions on Offered         On each Distribution Date and after
Certificates:                             payments of servicing, trustee and
                                          custodian fees, if any, and other
                                          expenses, including any Net Swap
                                          Payments and any swap termination
                                          payment owed to the Swap Counterparty,
                                          interest distributions from the
                                          Interest Remittance Amount will be
                                          allocated as follows:

                                          (i)   The portion of the Interest
                                                Remittance Amount attributable
                                                to the Group I Mortgage Loans
                                                will be allocated according to
                                                the related Accrued Certificate
                                                Interest and any unpaid interest
                                                shortfall amounts for such
                                                class, as applicable, first, to
                                                the Group I Class A Certificates
                                                and second, pro rata, based on
                                                their respective entitlements to
                                                such amounts, to the Group II
                                                Class A Certificates;

                                          (ii)  The portion of the Interest
                                                Remittance Amount attributable
                                                to the Group II Mortgage Loans
                                                will be allocated according to
                                                the related Accrued Certificate
                                                Interest and any unpaid interest
                                                shortfall amounts for such
                                                class, as applicable, first, pro
                                                rata, based on their respective
                                                entitlements to such amounts, to
                                                the Group II Class A
                                                Certificates and second, to the
                                                Group I Class A Certificates;

                                          (iii) To the Class M-1 Certificates,
                                                its Accrued Certificate
                                                Interest;

                                          (iv)  To the Class M-2 Certificates,
                                                its Accrued Certificate
                                                Interest;

                                          (v)   To the Class M-3 Certificates,
                                                its Accrued Certificate
                                                Interest;

                                          (vi)  To the Class M-4 Certificates,
                                                its Accrued Certificate
                                                Interest;

                                          (vii) To the Class M-5 Certificates,
                                                its Accrued Certificate
                                                Interest;

                                          (viii)To the Class M-6 Certificates,
                                                its Accrued Certificate
                                                Interest;

                                          (ix)  To the Class B-1 Certificates,
                                                its Accrued Certificate
                                                Interest;

                                          (x)   To the Class B-2 Certificates,
                                                its Accrued Certificate
                                                Interest; and

                                          (xi)  To the Class B-3 Certificates,
                                                its Accrued Certificate
                                                Interest.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Principal Distributions on Offered        On each Distribution Date (a) prior to
Certificates:                             the Stepdown Date or (b) on which a
                                          Trigger Event is in effect, principal
                                          distributions from the Principal
                                          Distribution Amount will be allocated
                                          as follows:

                                          (i)   to cover any Net Swap Payments
                                                and any swap termination
                                                payments due to the Swap
                                                Counterparty; including, without
                                                limitation, any Senior Defaulted
                                                Swap Termination Payment but not
                                                including any other swap
                                                termination payment due to a
                                                default on the part of the Swap
                                                Counterparty;

                                          (ii)  to the Class A Certificates,
                                                allocated between the Class A
                                                Certificates as described below,
                                                until the Certificate Principal
                                                Balances have been reduced to
                                                zero;

                                          (iii) to the Class M-1 Certificates,
                                                until the Certificate Principal
                                                Balance has been reduced to
                                                zero;

                                          (iv)  to the Class M-2 Certificates,
                                                until the Certificate Principal
                                                Balance has been reduced to
                                                zero;

                                          (v)   to the Class M-3 Certificates,
                                                until the Certificate Principal
                                                Balance has been reduced to
                                                zero;

                                          (vi)  to the Class M-4 Certificates,
                                                until the Certificate Principal
                                                Balance has been reduced to
                                                zero;

                                          (vii) to the Class M-5 Certificates,
                                                until the Certificate Principal
                                                Balance has been reduced to
                                                zero;

                                          (viii) to the Class M-6 Certificates,
                                                until the Certificate Principal
                                                Balance has been reduced to
                                                zero;

                                          (ix)  to the Class B-1 Certificates,
                                                until the Certificate Principal
                                                Balance has been reduced to
                                                zero;

                                          (x)   to the Class B-2 Certificates,
                                                until the Certificate Principal
                                                Balance has been reduced to
                                                zero; and

                                          (xi)  to the Class B-3 Certificates,
                                                until the Certificate Principal
                                                Balance has been reduced to
                                                zero.

                                          On each Distribution Date (a) on or
                                          after the Stepdown Date and (b) on
                                          which a Trigger Event is not in
                                          effect, principal distributions from
                                          the Principal Distribution Amount will
                                          be allocated as follows:

                                          (i)   to cover any Net Swap Payment
                                                and any swap termination
                                                payments due to the Swap
                                                Counterparty including, without
                                                limitation, any Senior Defaulted
                                                Swap Termination Payment but not
                                                including any other swap
                                                termination payment due to a
                                                default on the part of the Swap
                                                Counterparty;

                                          (ii)  to the Class A Certificates, the
                                                lesser of the Principal
                                                Distribution Amount and the
                                                Class A Principal Distribution
                                                Amount, allocated between the
                                                Class A Certificates as
                                                described below, until the
                                                Certificate Principal Balances
                                                thereof have been reduced to
                                                zero;

                                          (iii) to the Class M-1 Certificates,
                                                the lesser of the remaining
                                                Principal Distribution Amount
                                                and the Class M-1 Principal
                                                Distribution Amount, until the
                                                Certificate Principal Balance
                                                thereof has been reduced to
                                                zero;

                                          (iv)  to the Class M-2 Certificates,
                                                the lesser of the remaining
                                                Principal Distribution Amount
                                                and the Class M-2 Principal
                                                Distribution Amount, until the
                                                Certificate Principal Balance
                                                thereof has been reduced to
                                                zero;

                                          (v)   to the Class M-3 Certificates,
                                                the lesser of the remaining
                                                Principal Distribution Amount
                                                and the Class M-3 Principal
                                                Distribution Amount, until the
                                                Certificate Principal Balance
                                                thereof has been reduced to
                                                zero;

                                          (vi)  to the Class M-4 Certificates,
                                                the lesser of the remaining
                                                Principal Distribution Amount
                                                and the Class M-4 Principal
                                                Distribution Amount, until the
                                                Certificate Principal Balance
                                                thereof has been reduced to
                                                zero;

                                          (vii) to the Class M-5 Certificates,
                                                the lesser of the remaining
                                                Principal Distribution Amount
                                                and the Class M-5 Principal
                                                Distribution Amount, until the
                                                Certificate Principal Balance
                                                thereof has been reduced to
                                                zero;

                                          (viii)to the Class M-6 Certificates,
                                                the lesser of the remaining
                                                Principal Distribution Amount
                                                and the Class M-6 Principal
                                                Distribution Amount, until the
                                                Certificate Principal Balance
                                                thereof has been reduced to
                                                zero;

                                          (ix)  to the Class B-1 Certificates,
                                                the lesser of the remaining
                                                Principal Distribution Amount
                                                and the Class B-1 Principal
                                                Distribution Amount, until the
                                                Certificate Principal Balance
                                                thereof has been reduced to
                                                zero;

                                          (x)   to the Class B-2 Certificates,
                                                the lesser of the remaining
                                                Principal Distribution Amount
                                                and the Class B-2 Principal
                                                Distribution Amount, until the
                                                Certificate Principal Balance
                                                thereof has been reduced to
                                                zero; and

                                          (xi)  to the Class B-3 Certificates,
                                                the lesser of the remaining
                                                Principal Distribution Amount
                                                and the Class B-3 Principal
                                                Distribution Amount, until the
                                                Certificate Principal Balance
                                                thereof has been reduced to
                                                zero.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class A Principal Allocation:             Except as described below, the Group
                                          II Class A Certificates will receive
                                          principal sequentially; the Class A-2b
                                          Certificates will not receive
                                          principal distributions until the
                                          Certificate Principal Balance of the
                                          Class A-2a Certificates has been
                                          reduced to zero, the Class A-2c
                                          Certificates will not receive
                                          principal distributions until the
                                          Certificate Principal Balance of the
                                          Class A-2b Certificates has been
                                          reduced to zero and the Class A-2d
                                          Certificates will not receive
                                          principal distributions until the
                                          Certificate Principal Balance of the
                                          Class A-2c Certificates has been
                                          reduced to zero.

                                          All principal distributions to the
                                          holders of the Class A Certificates on
                                          any Distribution Date will be
                                          allocated concurrently between the
                                          Group I Class A Certificates, on the
                                          one hand, and the Group II Class A
                                          Certificates, on the other hand, based
                                          on the Class A Principal Allocation
                                          Percentage for the Group I Class A
                                          Certificates and the Group II Class A
                                          Certificates, as applicable.

                                          However, if the Class Certificate
                                          Balances of the Class A Certificates
                                          in either Class A Certificate Group
                                          are reduced to zero, then the
                                          remaining amount of principal
                                          distributions distributable to the
                                          Class A Certificates on that
                                          Distribution Date, and the amount of
                                          those principal distributions
                                          distributable on all subsequent
                                          Distribution Dates, will be
                                          distributed to the holders of the
                                          Class A Certificates in the other
                                          Class A Certificate Group remaining
                                          outstanding, in accordance with the
                                          principal distribution allocations
                                          described herein, until their Class
                                          Certificate Balances have been reduced
                                          to zero. Any payments of principal to
                                          the Group I Class A Certificates will
                                          be made first from payments relating
                                          to the Group I Mortgage Loans, and any
                                          payments of principal to the Group II
                                          Class A Certificates will be made
                                          first from payments relating to the
                                          Group II Mortgage Loans.

                                          Notwithstanding the above, in the
                                          event that all subordinate classes,
                                          including the Class X certificates,
                                          have been reduced to zero, principal
                                          distributions to the Group II Class A
                                          Certificates will be distributed pro
                                          rata, based upon their respective
                                          Class Certificate Balances, to the
                                          Class A-2a, Class A-2b, Class A-2c and
                                          Class A-2d Certificates.

Swap Payment Allocation:                  For a given Class of Certificates
                                          outstanding, a pro rata share of the
                                          Net Swap Payment owed by the Swap
                                          Counterparty (if any), based on the
                                          outstanding Certificate Balance of
                                          that Class.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Swap Payment Priority:                    All payments due under the swap
                                          agreement and any swap termination
                                          payment pursuant to the swap agreement
                                          will be deposited into the Swap
                                          Account, and allocated in the
                                          following order of priority:

                                          (i)   to pay any Net Swap Payment owed
                                                to the Swap Counterparty
                                                pursuant to the swap agreement;

                                          (ii)  to pay any swap termination
                                                payment to the Swap
                                                Counterparty, including, without
                                                limitation, any Senior Defaulted
                                                Swap Termination Payment but not
                                                including any other swap
                                                termination payment due to a
                                                default on the part of the Swap
                                                Provider;

                                          (iii) to the Class A-1, A-2a, A-2b,
                                                A-2c and A-2d Certificates,
                                                Accrued Certificate Interest and
                                                unpaid interest shortfall
                                                amounts, on a pro rata basis, to
                                                the extent not yet paid;

                                          (iv)  to the Class M-1, M-2, M-3, M-4,
                                                M-5, M-6, B-1, B-2 and B-3
                                                Certificates, Accrued
                                                Certificate Interest and unpaid
                                                interest shortfall amounts,
                                                sequentially and in that order,
                                                to the extent not yet paid;

                                          (v)   to be paid as principal, in
                                                accordance with the principal
                                                distribution rules in effect for
                                                such Distribution Date, as
                                                needed to maintain the required
                                                overcollateralization;

                                          (vi)  concurrently, to the Class A-1,
                                                A-2a, A-2b, A-2c and A-2d
                                                Certificates, any Basis Risk
                                                Carry Forward Amount for such
                                                Class up to the respective Swap
                                                Payment Allocation, to the
                                                extent not yet paid;

                                          (vii) sequentially, to the Class M-1,
                                                M-2, M-3, M-4, M-5, M-6, B-1,
                                                B-2 and B-3 Certificates, any
                                                Basis Risk Carry Forward Amount
                                                for such Class up to the
                                                respective Swap Payment
                                                Allocation, to the extent not
                                                yet paid;

                                          (viii)concurrently to Class A
                                                Certificates, Class M
                                                Certificates, and Class B
                                                Certificates, any unpaid Basis
                                                Risk Carryforward Amount, pro
                                                rata based on need;

                                          (ix)  sequentially to the Class M-1,
                                                M-2, M-3, M-4, M-5, M-6, B-1,
                                                B-2, and B-3 Certificates the
                                                allocated unreimbursed realized
                                                loss amount, to the extent not
                                                yet paid;

                                          (x)   to pay any swap termination
                                                payment to the Swap
                                                Counterparty, to the extent the
                                                termination is due to a default
                                                on the part of the Swap
                                                Counterparty; and

                                          (xi)  all remaining amounts to the
                                                holder of the Class X
                                                Certificates.

                                          In the event that, upon the Trust
                                          entering into a replacement interest
                                          rate swap agreement following the
                                          occurrence of an additional
                                          termination event of the type
                                          described in Part 1(h)(ii) of the swap
                                          agreement, the Trust is entitled to
                                          receive a payment from a replacement
                                          swap provider, and the Trustee shall
                                          direct the replacement swap provider
                                          to make such payment to the Swap
                                          Account. Any Senior Defaulted Swap
                                          Termination Payment shall be made from
                                          the Swap Account to the Swap Provider
                                          immediately upon receipt of such
                                          payment, regardless of whether the
                                          date of receipt thereof is a
                                          Distribution Date. To the extent that
                                          any payment from a replacement swap
                                          provider is made to an account other
                                          than the Swap Account, then, any
                                          Senior Defaulted Swap Termination
                                          Payment shall be paid to the Swap
                                          Provider immediately upon receipt of
                                          such replacement swap provider,
                                          regardless of whether the date of
                                          receipt thereof is a Distribution
                                          Date. The Swap Provider shall have
                                          first priority to any replacement swap
                                          termination payments over the payment
                                          by the Trust to certificateholders,
                                          the servicer, any responsible party,
                                          the Trustee or any other person.

                                          Notwithstanding the foregoing, in the
                                          event that the Trust receives a swap
                                          termination payment, and a successor
                                          Swap Provider cannot be obtained, then
                                          the Trustee will be required to
                                          deposit the swap termination payment
                                          into the reserve account that is a
                                          sub-account of the Swap Account. On
                                          each subsequent Distribution Date (so
                                          long as funds are available in the
                                          reserve account), the trustee will be
                                          required to withdraw from the reserve
                                          account and deposit into the Swap
                                          Account an amount equal to the amount
                                          of any Net Swap Receipt due the Trust
                                          (calculated in accordance with the
                                          terms of the original interest rate
                                          swap agreement) and treat such amount
                                          as a Net Swap Receipt for purposes of
                                          determining the distributions from the
                                          Swap Account. The remaining amount in
                                          the reserve account will remain in
                                          that account and not treated as a swap
                                          termination payment for purposes of
                                          determining the distributions from the
                                          Swap Account until the final
                                          Distribution Date.

Senior Defaulted Swap Termination         As of any date, the lesser of (i) any
Payment:                                  payments received by the Trust as a
                                          result of entering into a replacement
                                          interest rate swap agreement following
                                          an additional termination event
                                          resulting from a downgrade of the Swap
                                          Counterparty in accordance with the
                                          swap agreement and (ii) any swap
                                          termination payment owed to the Swap
                                          Provider.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Allocation of Net Monthly Excess          For any Distribution Date, any Net
Cashflow:                                 Monthly Excess Cashflow shall be paid
                                          as follows:

                                          (i)    to the Class M-1 Certificates,
                                                 the unpaid interest shortfall
                                                 amount;

                                          (ii)   to the Class M-1 Certificates,
                                                 the allocated unreimbursed
                                                 realized loss amount;

                                          (iii)  to the Class M-2 Certificates,
                                                 the unpaid interest shortfall
                                                 amount;

                                          (iv)   to the Class M-2 Certificates,
                                                 the allocated unreimbursed
                                                 realized loss amount;

                                          (v)    to the Class M-3 Certificates,
                                                 the unpaid interest shortfall
                                                 amount;

                                          (vi)   to the Class M-3 Certificates,
                                                 the allocated unreimbursed
                                                 realized loss amount;

                                          (vii)  to the Class M-4 Certificates,
                                                 the unpaid interest shortfall
                                                 amount;

                                          (viii) to the Class M-4 Certificates,
                                                 the allocated unreimbursed
                                                 realized loss amount;

                                          (ix)   to the Class M-5 Certificates,
                                                 the unpaid interest shortfall
                                                 amount;

                                          (x)    to the Class M-5 Certificates,
                                                 the allocated unreimbursed
                                                 realized loss amount;

                                          (xi)   to the Class M-6 Certificates,
                                                 the unpaid interest shortfall
                                                 amount;

                                          (xii)  to the Class M-6 Certificates,
                                                 the allocated unreimbursed
                                                 realized loss amount;

                                          (xiii) to the Class B-1 Certificates,
                                                 the unpaid interest shortfall
                                                 amount;

                                          (xiv)  to the Class B-1 Certificates,
                                                 the allocated unreimbursed
                                                 realized loss amount;

                                          (xv)   to the Class B-2 Certificates,
                                                 the unpaid interest shortfall
                                                 amount;

                                          (xvi)  to the Class B-2 Certificates,
                                                 the allocated unreimbursed
                                                 realized loss amount;

                                          (xvii) to the Class B-3 Certificates,
                                                 the unpaid interest shortfall
                                                 amount;

                                          (xviii)to the Class B-3 Certificates,
                                                 the allocated unreimbursed
                                                 realized loss amount;

                                          (xix)  concurrently, any Group I Class
                                                 A Basis Risk Carry Forward
                                                 Amount to the Group I Class A
                                                 Certificates, and any Group II
                                                 Class A Basis Risk Carry
                                                 Forward Amount to the Group II
                                                 Class A Certificates; and

                                          (xx)   sequentially, to Classes M-1,
                                                 M-2, M-3, M-4, M-5, M-6, B-1,
                                                 B-2 and B-3 Certificates, in
                                                 such order, any Basis Risk
                                                 Carry Forward Amount for such
                                                 classes.

Interest Remittance Amount:               For any Distribution Date, the portion
                                          of available funds for such
                                          Distribution Date attributable to
                                          interest received or advanced on the
                                          Mortgage Loans.

Accrued Certificate Interest:             For any Distribution Date and each
                                          class of Certificates, equals the
                                          amount of interest accrued during the
                                          related interest accrual period at the
                                          related Pass-through Rate, reduced by
                                          any prepayment interest shortfalls and
                                          shortfalls resulting from the
                                          application of the Servicemembers
                                          Civil Relief Act or similar state law
                                          allocated to such class.

Principal Distribution Amount:            On any Distribution Date, the sum of
                                          (i) the Basic Principal Distribution
                                          Amount and (ii) the Extra Principal
                                          Distribution Amount.

Basic Principal Distribution Amount:      On any Distribution Date, the excess
                                          of (i) the aggregate principal
                                          remittance amount over (ii) the Excess
                                          Subordinated Amount, if any.

Net Monthly Excess Cashflow:              For any Distribution Date is the
                                          amount of funds available for
                                          distribution on such Distribution Date
                                          remaining after making all
                                          distributions of interest and
                                          principal on the certificates.

Extra Principal Distribution Amount:      For any Distribution Date, the lesser
                                          of (i) the excess of (x) interest
                                          collected or advanced with respect to
                                          the Mortgage Loans with due dates in
                                          the related Due Period (less servicing
                                          and trustee fees and expenses), over
                                          (y) the sum of interest payable on the
                                          Certificates on such Distribution Date
                                          and (ii) the overcollateralization
                                          deficiency amount for such
                                          Distribution Date.

Excess Subordinated Amount:               For any Distribution Date, means the
                                          excess, if any of (i) the
                                          overcollateralization and (ii) the
                                          required overcollateralization for
                                          such Distribution Date.

Class A Principal Allocation Percentage:  For any Distribution Date, the
                                          percentage equivalent of a fraction,
                                          determined as follows: (i) in the case
                                          of the Group I Class A Certificates
                                          the numerator of which is (x) the
                                          portion of the principal remittance
                                          amount for such Distribution Date that
                                          is attributable to principal received
                                          or advanced on the Group I Mortgage
                                          Loans and the denominator of which is
                                          (y) the principal remittance amount
                                          for such Distribution Date and (ii) in
                                          the case of the Group II Class A
                                          Certificates, the numerator of which
                                          is (x) the portion of the principal
                                          remittance amount for such
                                          Distribution Date that is attributable
                                          to principal received or advanced on
                                          the Group II Mortgage Loans and the
                                          denominator of which is (y) the
                                          principal remittance amount for such
                                          Distribution Date.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class A Principal Distribution Amount:    For any Distribution Date, an amount
                                          equal to the excess of (x) the
                                          aggregate Certificate Principal
                                          Balance of the Class A Certificates
                                          immediately prior to such Distribution
                                          Date over (y) the lesser of (A) the
                                          product of (i) approximately 59.00%
                                          and (ii) the aggregate principal
                                          balance of the Mortgage Loans as of
                                          the last day of the related Due Period
                                          and (B) the excess, if any, of the
                                          aggregate principal balance of the
                                          Mortgage Loans as of the last day of
                                          the related Due Period over
                                          $11,334,248.

Class M-1 Principal Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of
                                          (i) the aggregate Certificate
                                          Principal Balance of the Class A
                                          Certificates (after taking into
                                          account the payment of the Class A
                                          Principal Distribution Amount on such
                                          Distribution Date) and (ii) the
                                          Certificate Principal Balance of the
                                          Class M-1 Certificates immediately
                                          prior to such Distribution Date over
                                          (y) the lesser of (A) the product of
                                          (i) approximately 65.90% and (ii) the
                                          aggregate principal balance of the
                                          Mortgage Loans as of the last day of
                                          the related Due Period and (B) the
                                          excess, if any, of the aggregate
                                          principal balance of the Mortgage
                                          Loans as of the last day of the
                                          related Due Period over $11,334,248.

Class M-2 Principal Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of
                                          (i) the aggregate Certificate
                                          Principal Balance of the Class A
                                          Certificates (after taking into
                                          account the payment of the Class A
                                          Principal Distribution Amount on such
                                          Distribution Date), (ii) the
                                          Certificate Principal Balance of the
                                          Class M-1 Certificates (after taking
                                          into account the payment of the Class
                                          M-1 Principal Distribution Amount on
                                          such Distribution Date) and (iii) the
                                          Certificate Principal Balance of the
                                          Class M-2 Certificates immediately
                                          prior to such Distribution Date over
                                          (y) the lesser of (A) the product of
                                          (i) approximately 72.20% and (ii) the
                                          aggregate principal balance of the
                                          Mortgage Loans as of the last day of
                                          the related Due Period and (B) the
                                          excess, if any, of the aggregate
                                          principal balance of the Mortgage
                                          Loans as of the last day of the
                                          related Due Period over $11,334,248.

Class M-3 Principal Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of
                                          (i) the aggregate Certificate
                                          Principal Balance of the Class A
                                          Certificates (after taking into
                                          account the payment of the Class A
                                          Principal Distribution Amount on such
                                          Distribution Date), (ii) the
                                          Certificate Principal Balance of the
                                          Class M-1 Certificates (after taking
                                          into account the payment of the Class
                                          M-1 Principal Distribution Amount on
                                          such Distribution Date), (iii) the
                                          Certificate Principal Balance of the
                                          Class M-2 Certificates (after taking
                                          into account the payment of the Class
                                          M-2 Principal Distribution Amount on
                                          such Distribution Date) and (iv) the
                                          Certificate Principal Balance of the
                                          Class M-3 Certificates immediately
                                          prior to such Distribution Date over
                                          (y) the lesser of (A) the product of
                                          (i) approximately 76.00% and (ii) the
                                          aggregate principal balance of the
                                          Mortgage Loans as of the last day of
                                          the related Due Period and (B) the
                                          excess, if any, of the aggregate
                                          principal balance of the Mortgage
                                          Loans as of the last day of the
                                          related Due Period over $11,334,248.

Class M-4 Principal Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of
                                          (i) the aggregate Certificate
                                          Principal Balance of the Class A
                                          Certificates (after taking into
                                          account the payment of the Class A
                                          Principal Distribution Amount on such
                                          Distribution Date), (ii) the
                                          Certificate Principal Balance of the
                                          Class M-1 Certificates (after taking
                                          into account the payment of the Class
                                          M-1 Principal Distribution Amount on
                                          such Distribution Date), (iii) the
                                          Certificate Principal Balance of the
                                          Class M-2 Certificates (after taking
                                          into account the payment of the Class
                                          M-2 Principal Distribution Amount on
                                          such Distribution Date), (iv) the
                                          Certificate Principal Balance of the
                                          Class M-3 Certificates (after taking
                                          into account the payment of the Class
                                          M-3 Principal Distribution Amount on
                                          such Distribution Date) and (v) the
                                          Certificate Principal Balance of the
                                          Class M-4 Certificates immediately
                                          prior to such Distribution Date over
                                          (y) the lesser of (A) the product of
                                          (i) approximately 79.30% and (ii) the
                                          aggregate principal balance of the
                                          Mortgage Loans as of the last day of
                                          the related Due Period and (B) the
                                          excess, if any, of the aggregate
                                          principal balance of the Mortgage
                                          Loans as of the last day of the
                                          related Due Period over $11,334,248.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class M-5 Principal Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of
                                          (i) the aggregate Certificate
                                          Principal Balance of the Class A
                                          Certificates (after taking into
                                          account the payment of the Class A
                                          Principal Distribution Amount on such
                                          Distribution Date), (ii) the
                                          Certificate Principal Balance of the
                                          Class M-1 Certificates (after taking
                                          into account the payment of the Class
                                          M-1 Principal Distribution Amount on
                                          such Distribution Date), (iii) the
                                          Certificate Principal Balance of the
                                          Class M-2 Certificates (after taking
                                          into account the payment of the Class
                                          M-2 Principal Distribution Amount on
                                          such Distribution Date), (iv) the
                                          Certificate Principal Balance of the
                                          Class M-3 Certificates (after taking
                                          into account the payment of the Class
                                          M-3 Principal Distribution Amount on
                                          such Distribution Date), (v) the
                                          Certificate Principal Balance of the
                                          Class M-4 Certificates (after taking
                                          into account the payment of the Class
                                          M-4 Principal Distribution Amount on
                                          such Distribution Date) and (vi) the
                                          Certificate Principal Balance of the
                                          Class M-5 Certificates immediately
                                          prior to such Distribution Date over
                                          (y) the lesser of (A) the product of
                                          (i) approximately 82.50% and (ii) the
                                          aggregate principal balance of the
                                          Mortgage Loans as of the last day of
                                          the related Due Period and (B) the
                                          excess, if any, of the aggregate
                                          principal balance of the Mortgage
                                          Loans as of the last day of the
                                          related Due Period over $11,334,248.

Class M-6 Principal Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of
                                          (i) the aggregate Certificate
                                          Principal Balance of the Class A
                                          Certificates (after taking into
                                          account the payment of the Class A
                                          Principal Distribution Amount on such
                                          Distribution Date), (ii) the
                                          Certificate Principal Balance of the
                                          Class M-1 Certificates (after taking
                                          into account the payment of the Class
                                          M-1 Principal Distribution Amount on
                                          such Distribution Date), (iii) the
                                          Certificate Principal Balance of the
                                          Class M-2 Certificates (after taking
                                          into account the payment of the Class
                                          M-2 Principal Distribution Amount on
                                          such Distribution Date), (iv) the
                                          Certificate Principal Balance of the
                                          Class M-3 Certificates (after taking
                                          into account the payment of the Class
                                          M-3 Principal Distribution Amount on
                                          such Distribution Date), (v) the
                                          Certificate Principal Balance of the
                                          Class M-4 Certificates (after taking
                                          into account the payment of the Class
                                          M-4 Principal Distribution Amount on
                                          such Distribution Date), (vi) the
                                          Certificate Principal Balance of the
                                          Class M-5 Certificates (after taking
                                          into account the payment of the Class
                                          M-5 Principal Distribution Amount on
                                          such Distribution Date) and (vii) the
                                          Certificate Principal Balance of the
                                          Class M-6 Certificates immediately
                                          prior to such Distribution Date over
                                          (y) the lesser of (A) the product of
                                          (i) approximately 85.40% and (ii) the
                                          aggregate principal balance of the
                                          Mortgage Loans as of the last day of
                                          the related Due Period and (B) the
                                          excess, if any, of the aggregate
                                          principal balance of the Mortgage
                                          Loans as of the last day of the
                                          related Due Period over $11,334,248.

Class B-1 Principal Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of
                                          (i) the aggregate Certificate
                                          Principal Balance of the Class A
                                          Certificates (after taking into
                                          account the payment of the Class A
                                          Principal Distribution Amount on such
                                          Distribution Date), (ii) the
                                          Certificate Principal Balance of the
                                          Class M-1 Certificates (after taking
                                          into account the payment of the Class
                                          M-1 Principal Distribution Amount on
                                          such Distribution Date), (iii) the
                                          Certificate Principal Balance of the
                                          Class M-2 Certificates (after taking
                                          into account the payment of the Class
                                          M-2 Principal Distribution Amount on
                                          such Distribution Date), (iv) the
                                          Certificate Principal Balance of the
                                          Class M-3 Certificates (after taking
                                          into account the payment of the Class
                                          M-3 Principal Distribution Amount on
                                          such Distribution Date), (v) the
                                          Certificate Principal Balance of the
                                          Class M-4 Certificates (after taking
                                          into account the payment of the Class
                                          M-4 Principal Distribution Amount on
                                          such Distribution Date), (vi) the
                                          Certificate Principal Balance of the
                                          Class M-5 Certificates (after taking
                                          into account the payment of the Class
                                          M-5 Principal Distribution Amount on
                                          such Distribution Date), (vii) the
                                          Certificate Principal Balance of the
                                          Class M-6 Certificates (after taking
                                          into account the payment of the Class
                                          M-6 Principal Distribution Amount on
                                          such Distribution Date) and (viii) the
                                          Certificate Principal Balance of the
                                          Class B-1 Certificates immediately
                                          prior to such Distribution Date over
                                          (y) the lesser of (A) the product of
                                          (i) approximately 88.30% and (ii) the
                                          aggregate principal balance of the
                                          Mortgage Loans as of the last day of
                                          the related Due Period and (B) the
                                          excess, if any, of the aggregate
                                          principal balance of the Mortgage
                                          Loans as of the last day of the
                                          related Due Period over $11,334,248.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Class B-2 Principal Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of
                                          (i) the aggregate Certificate
                                          Principal Balance of the Class A
                                          Certificates (after taking into
                                          account the payment of the Class A
                                          Principal Distribution Amount on such
                                          Distribution Date), (ii) the
                                          Certificate Principal Balance of the
                                          Class M-1 Certificates (after taking
                                          into account the payment of the Class
                                          M-1 Principal Distribution Amount on
                                          such Distribution Date), (iii) the
                                          Certificate Principal Balance of the
                                          Class M-2 Certificates (after taking
                                          into account the payment of the Class
                                          M-2 Principal Distribution Amount on
                                          such Distribution Date), (iv) the
                                          Certificate Principal Balance of the
                                          Class M-3 Certificates (after taking
                                          into account the payment of the Class
                                          M-3 Principal Distribution Amount on
                                          such Distribution Date), (v) the
                                          Certificate Principal Balance of the
                                          Class M-4 Certificates (after taking
                                          into account the payment of the Class
                                          M-4 Principal Distribution Amount on
                                          such Distribution Date), (vi) the
                                          Certificate Principal Balance of the
                                          Class M-5 Certificates (after taking
                                          into account the payment of the Class
                                          M-5 Principal Distribution Amount on
                                          such Distribution Date), (vii) the
                                          Certificate Principal Balance of the
                                          Class M-6 Certificates (after taking
                                          into account the payment of the Class
                                          M-6 Principal Distribution Amount on
                                          such Distribution Date), (viii) the
                                          Certificate Principal Balance of the
                                          Class B-1 Certificates (after taking
                                          into account the payment of the Class
                                          B-1 Principal Distribution Amount on
                                          such Distribution Date) and (ix) the
                                          Certificate Principal Balance of the
                                          Class B-2 Certificates immediately
                                          prior to such Distribution Date over
                                          (y) the lesser of (A) the product of
                                          (i) approximately 90.90% and (ii) the
                                          aggregate principal balance of the
                                          Mortgage Loans as of the last day of
                                          the related Due Period and (B) the
                                          excess, if any, of the aggregate
                                          principal balance of the Mortgage
                                          Loans as of the last day of the
                                          related Due Period over $11,334,248.

Class B-3 Principal Distribution Amount:  For any Distribution Date, an amount equal to the excess of (x) the sum of
                                          (i) the aggregate Certificate
                                          Principal Balance of the Class A
                                          Certificates (after taking into
                                          account the payment of the Class A
                                          Principal Distribution Amount on such
                                          Distribution Date), (ii) the
                                          Certificate Principal Balance of the
                                          Class M-1 Certificates (after taking
                                          into account the payment of the Class
                                          M-1 Principal Distribution Amount on
                                          such Distribution Date), (iii) the
                                          Certificate Principal Balance of the
                                          Class M-2 Certificates (after taking
                                          into account the payment of the Class
                                          M-2 Principal Distribution Amount on
                                          such Distribution Date), (iv) the
                                          Certificate Principal Balance of the
                                          Class M-3 Certificates (after taking
                                          into account the payment of the Class
                                          M-3 Principal Distribution Amount on
                                          such Distribution Date), (v) the
                                          Certificate Principal Balance of the
                                          Class M-4 Certificates (after taking
                                          into account the payment of the Class
                                          M-4 Principal Distribution Amount on
                                          such Distribution Date), (vi) the
                                          Certificate Principal Balance of the
                                          Class M-5 Certificates (after taking
                                          into account the payment of the Class
                                          M-5 Principal Distribution Amount on
                                          such Distribution Date), (vii) the
                                          Certificate Principal Balance of the
                                          Class M-6 Certificates (after taking
                                          into account the payment of the Class
                                          M-6 Principal Distribution Amount on
                                          such Distribution Date), (viii) the
                                          Certificate Principal Balance of the
                                          Class B-1 Certificates (after taking
                                          into account the payment of the Class
                                          B-1 Principal Distribution Amount on
                                          such Distribution Date), (ix) the
                                          Certificate Principal Balance of the
                                          Class B-2 Certificates (after taking
                                          into account the payment of the Class
                                          B-2 Principal Distribution Amount on
                                          such Distribution Date) and (x) the
                                          Certificate Principal Balance of the
                                          Class B-3 Certificates immediately
                                          prior to such Distribution Date over
                                          (y) the lesser of (A) the product of
                                          (i) approximately 93.00% and (ii) the
                                          aggregate principal balance of the
                                          Mortgage Loans as of the last day of
                                          the related Due Period and (B) the
                                          excess, if any, of the aggregate
                                          principal balance of the Mortgage
                                          Loans as of the last day of the
                                          related Due Period over $11,334,248.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Allocation of Losses:                     If on any distribution date, after
                                          giving effect to all distributions of
                                          principal as described above and
                                          allocations of payments from the Swap
                                          Account to pay principal as described
                                          under "--Swap Payment Priority", the
                                          aggregate Class Certificate Balances
                                          of the Offered Certificates exceeds
                                          the aggregate Stated Principal Balance
                                          of the mortgage loans for that
                                          distribution date, the Class
                                          Certificate Balance of the applicable
                                          Class M or Class B certificates will
                                          be reduced, in inverse order of
                                          seniority (beginning with the Class
                                          B-3 certificates) by an amount equal
                                          to that excess, until that Class
                                          Certificate Balance is reduced to
                                          zero. This reduction of a Class
                                          Certificate Balance for Realized
                                          Losses is referred to as an "Applied
                                          Realized Loss Amount." In the event
                                          Applied Realized Loss Amounts are
                                          allocated to any class of
                                          certificates, its Class Certificate
                                          Balance will be reduced by the amount
                                          so allocated, and no funds will be
                                          distributable with respect to interest
                                          or Basis Risk CarryForward Amounts on
                                          the amounts written down on that
                                          distribution date or any future
                                          distribution dates, even if funds are
                                          otherwise available for distribution.
                                          Notwithstanding the foregoing, if
                                          after an Applied Realized Loss Amount
                                          is allocated to reduce the Class
                                          Certificate Balance of any class of
                                          certificates, amounts are received
                                          with respect to any mortgage loan or
                                          related mortgaged property that had
                                          previously been liquidated or
                                          otherwise disposed of (any such amount
                                          being referred to as a "Subsequent
                                          Recovery"), the Class Certificate
                                          Balance of each class of certificates
                                          that has been previously reduced by
                                          Applied Realized Loss Amounts will be
                                          increased, in order of seniority, by
                                          the amount of the Subsequent
                                          Recoveries (but not in excess of the
                                          Unpaid Realized Loss Amount for the
                                          applicable class of Subordinated
                                          Certificates for the related
                                          distribution date). Any Subsequent
                                          Recovery that is received during a
                                          Prepayment Period will be treated as
                                          Liquidation Proceeds and included as
                                          part of the Principal Remittance
                                          Amount for the related distribution
                                          date.

Trust Tax Status:                         Portions of the trust will be treated
                                          as multiple real estate mortgage
                                          investment conduits, or REMICs, for
                                          federal income tax purposes.

                                          The Offered Certificates will
                                          represent regular interests in a
                                          REMIC, which will be treated as debt
                                          instruments of a REMIC, and interests
                                          in certain basis risk interest carry
                                          forward payments, pursuant to the
                                          payment priorities in the transaction.
                                          Each interest in basis risk interest
                                          carry forward payments will be treated
                                          as an interest rate cap contract for
                                          federal income tax purposes.

ERISA Eligibility:                        The Offered Certificates are expected
                                          to be ERISA eligible. Plan fiduciaries
                                          should note the additional
                                          representations deemed to be made
                                          because of the swap agreement, which
                                          will be described under "ERISA
                                          Considerations" in the free writing
                                          prospectus supplement and the
                                          prospectus supplement for the Morgan
                                          Stanley Capital I Inc. Trust 2006-HE2
                                          transaction.

SMMEA Eligibility:                        It is anticipated that none of the
                                          Offered Certificates will be SMMEA
                                          eligible.

Registration Statement and Prospectus:    This term sheet does not contain all
                                          information that is required to be
                                          included in a registration statement,
                                          or in a base prospectus and prospectus
                                          supplement.

                                          The Depositor has filed a registration
                                          statement (including a prospectus)
                                          with the SEC for the offering to which
                                          this communication relates. Before you
                                          invest, you should read the prospectus
                                          in that registration statement and
                                          other documents the Depositor has
                                          filed with the SEC for more complete
                                          information about the issuer and this
                                          offering. You may get these documents
                                          for free by visiting EDGAR on the SEC
                                          Web site at www.sec.gov.
                                          Alternatively, the Depositor or any
                                          underwriter or any dealer
                                          participating in the offering will
                                          arrange to send you the prospectus if
                                          you request it by calling toll-free
                                          1-866-718-1649.

                                          The registration statement referred to
                                          above (including the prospectus) is
                                          incorporated in this term sheet by
                                          reference. and may be accessed by
                                          clicking on the following hyperlink:
                                          http://www.sec.gov/Archives/edgar/data
                                          /762153/000091412105001150/
                                          0000914121-05-001150.txt

Risk Factors:                             PLEASE SEE "RISK FACTORS" IN THE
                                          PROSPECTUS INCLUDED IN THE
                                          REGISTRATION STATEMENT AND IN THE FREE
                                          WRITING PROSPECTUS SUPPLEMENT AND THE
                                          PROSPECTUS SUPPLEMENT FOR MORGAN
                                          STANLEY CAPITAL I INC. TRUST 2006-HE2
                                          TRANSACTION REFERRED FOR A DESCRIPTION
                                          OF INFORMATION THAT SHOULD BE
                                          CONSIDERED IN CONNECTION WITH AN
                                          INVESTMENT IN THE OFFERED
                                          CERTIFICATES.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Static Pool Information:                  Information concerning the sponsor's
                                          prior residential mortgage loan
                                          securitizations involving fixed- and
                                          adjustable-rate subprime mortgage
                                          loans secured by first- or second-lien
                                          mortgages or deeds of trust in
                                          residential real properties issued by
                                          the depositor is available on the
                                          internet at
                                          http://www.morganstanley.com/
                                          institutional/abs_spi/Subprime.html.
                                          On this website, you can view for each
                                          of these securitizations, summary pool
                                          information as of the applicable
                                          securitization cut-off date and
                                          delinquency, cumulative loss, and
                                          prepayment information as of each
                                          distribution date by securitization
                                          for the past five years, or since the
                                          applicable securitization closing date
                                          if the applicable securitization
                                          closing date occurred less than five
                                          years from the date of this term
                                          sheet. Each of these mortgage loan
                                          securitizations is unique, and the
                                          characteristics of each securitized
                                          mortgage loan pool varies from each
                                          other as well as from the mortgage
                                          loans to be included in the trust that
                                          will issue the certificates offered by
                                          this term sheet. In addition, the
                                          performance information relating to
                                          the prior securitizations described
                                          above may have been influenced by
                                          factors beyond the sponsor's control,
                                          such as housing prices and market
                                          interest rates. Therefore, the
                                          performance of these prior mortgage
                                          loan securitizations is likely not to
                                          be indicative of the future
                                          performance of the mortgage loans to
                                          be included in the trust related to
                                          this offering.


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To CALL


-------------------------------------------------------------------------------------------------------------------------------
        PPC (%)                       50            60           75            100           125           150           175
-------------------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                    4.92          4.11         3.26          2.34          1.69          1.20          0.98
        First Payment Date         5/25/2006    5/25/2006     5/25/2006     5/25/2006     5/25/2006     5/25/2006     5/25/2006
        Expected Final Maturity    1/25/2021    11/25/2018    4/25/2016     8/25/2013    12/25/2011    10/25/2010    10/25/2008
        Window                      1 - 177      1 - 151       1 - 120       1 - 88        1 - 68        1 - 54        1 - 30
-------------------------------------------------------------------------------------------------------------------------------
 A-2a   WAL (yrs)                    1.63          1.36         1.08          0.80          0.63          0.52          0.43
        First Payment Date         5/25/2006    5/25/2006     5/25/2006     5/25/2006     5/25/2006     5/25/2006     5/25/2006
        Expected Final Maturity   10/25/2009    3/25/2009     8/25/2008    12/25/2007     8/25/2007     5/25/2007     3/25/2007
        Window                      1 - 42        1 - 35       1 - 28        1 - 20        1 - 16        1 - 13        1 - 11
-------------------------------------------------------------------------------------------------------------------------------
 A-2b   WAL (yrs)                    4.18          3.47         2.74          2.00          1.56          1.26          1.05
        First Payment Date        10/25/2009    3/25/2009     8/25/2008    12/25/2007     8/25/2007     5/25/2007     3/25/2007
        Expected Final Maturity    5/25/2011    6/25/2010     8/25/2009     8/25/2008     2/25/2008    10/25/2007     7/25/2007
        Window                      42 - 61      35 - 50       28 - 40       20 - 28       16 - 22       13 - 18       11 - 15
-------------------------------------------------------------------------------------------------------------------------------
 A-2c   WAL (yrs)                    7.71          6.41         5.07          3.50          2.32          1.86          1.54
        First Payment Date         5/25/2011    6/25/2010     8/25/2009     8/25/2008     2/25/2008    10/25/2007     7/25/2007
        Expected Final Maturity    8/25/2017    9/25/2015    10/25/2013    10/25/2011     3/25/2009     8/25/2008     3/25/2008
        Window                     61 - 136      50 - 113      40 - 90       28 - 66       22 - 35       18 - 28       15 - 23
-------------------------------------------------------------------------------------------------------------------------------
 A-2d   WAL (yrs)                    13.95        11.80         9.38          6.86          5.05          2.83          2.21
        First Payment Date         8/25/2017    9/25/2015    10/25/2013    10/25/2011     3/25/2009     8/25/2008     3/25/2008
        Expected Final Maturity    1/25/2021    11/25/2018    4/25/2016     8/25/2013    12/25/2011    10/25/2010    11/25/2008
        Window                     136 - 177    113 - 151     90 - 120       66 - 88       35 - 68       28 - 54       23 - 31
-------------------------------------------------------------------------------------------------------------------------------
  M-1   WAL (yrs)                    9.79          8.21         6.51          5.03          4.72          4.49          3.42
        First Payment Date        12/25/2010    3/25/2010     5/25/2009    11/25/2009     6/25/2010    10/25/2010    11/25/2008
        Expected Final Maturity    1/25/2021    11/25/2018    4/25/2016     8/25/2013    12/25/2011    10/25/2010    12/25/2009
        Window                     56 - 177      47 - 151     37 - 120       43 - 88       50 - 68       54 - 54       31 - 44
-------------------------------------------------------------------------------------------------------------------------------
  M-2   WAL (yrs)                    9.79          8.21         6.51          4.97          4.45          4.49          3.66
        First Payment Date        12/25/2010    3/25/2010     5/25/2009     9/25/2009     2/25/2010     9/25/2010    12/25/2009
        Expected Final Maturity    1/25/2021    11/25/2018    4/25/2016     8/25/2013    12/25/2011    10/25/2010    12/25/2009
        Window                     56 - 177      47 - 151     37 - 120       41 - 88       46 - 68       53 - 54       44 - 44
-------------------------------------------------------------------------------------------------------------------------------
  M-3   WAL (yrs)                    9.79          8.21         6.51          4.94          4.31          4.31          3.66
        First Payment Date        12/25/2010    3/25/2010     5/25/2009     8/25/2009    12/25/2009     5/25/2010    12/25/2009
        Expected Final Maturity    1/25/2021    11/25/2018    4/25/2016     8/25/2013    12/25/2011    10/25/2010    12/25/2009
        Window                     56 - 177      47 - 151     37 - 120       40 - 88       44 - 68       49 - 54       44 - 44
-------------------------------------------------------------------------------------------------------------------------------
  M-4   WAL (yrs)                    9.79          8.21         6.51          4.92          4.24          4.10          3.57
        First Payment Date        12/25/2010    3/25/2010     5/25/2009     7/25/2009    10/25/2009     2/25/2010     9/25/2009
        Expected Final Maturity    1/25/2021    11/25/2018    4/25/2016     8/25/2013    12/25/2011    10/25/2010    12/25/2009
        Window                     56 - 177      47 - 151     37 - 120       39 - 88       42 - 68       46 - 54       41 - 44
-------------------------------------------------------------------------------------------------------------------------------
  M-5   WAL (yrs)                    9.79          8.21         6.51          4.90          4.17          3.94          3.40
        First Payment Date        12/25/2010    3/25/2010     5/25/2009     7/25/2009     9/25/2009    12/25/2009     7/25/2009
        Expected Final Maturity    1/25/2021    11/25/2018    4/25/2016     8/25/2013    12/25/2011    10/25/2010    12/25/2009
        Window                     56 - 177      47 - 151     37 - 120       39 - 88       41 - 68       44 - 54       39 - 44
-------------------------------------------------------------------------------------------------------------------------------
  M-6   WAL (yrs)                    9.79          8.21         6.51          4.90          4.13          3.83          3.28
        First Payment Date        12/25/2010    3/25/2010     5/25/2009     6/25/2009     8/25/2009    11/25/2009     5/25/2009
        Expected Final Maturity    1/25/2021    11/25/2018    4/25/2016     8/25/2013    12/25/2011    10/25/2010    12/25/2009
        Window                     56 - 177      47 - 151     37 - 120       38 - 88       40 - 68       43 - 54       37 - 44
-------------------------------------------------------------------------------------------------------------------------------
  B-1   WAL (yrs)                    9.79          8.21         6.51          4.88          4.09          3.74          3.19
        First Payment Date        12/25/2010    3/25/2010     5/25/2009     6/25/2009     7/25/2009     9/25/2009     4/25/2009
        Expected Final Maturity    1/25/2021    11/25/2018    4/25/2016     8/25/2013    12/25/2011    10/25/2010    12/25/2009
        Window                     56 - 177      47 - 151     37 - 120       38 - 88       39 - 68       41 - 54       36 - 44
-------------------------------------------------------------------------------------------------------------------------------
  B-2   WAL (yrs)                    9.79          8.21         6.51          4.88          4.06          3.67          3.12
        First Payment Date        12/25/2010    3/25/2010     5/25/2009     6/25/2009     7/25/2009     8/25/2009     3/25/2009
        Expected Final Maturity    1/25/2021    11/25/2018    4/25/2016     8/25/2013    12/25/2011    10/25/2010    12/25/2009
        Window                     56 - 177      47 - 151     37 - 120       38 - 88       39 - 68       40 - 54       35 - 44
-------------------------------------------------------------------------------------------------------------------------------
  B-3   WAL (yrs)                    9.79          8.21         6.51          4.87          4.03          3.61          3.06
        First Payment Date        12/25/2010    3/25/2010     5/25/2009     5/25/2009     6/25/2009     7/25/2009     2/25/2009
        Expected Final Maturity    1/25/2021    11/25/2018    4/25/2016     8/25/2013    12/25/2011    10/25/2010    12/25/2009
        Window                     56 - 177      47 - 151     37 - 120       37 - 88       38 - 68       39 - 54       34 - 44
-------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To MATURITY


--------------------------------------------------------------------------------------------------------------------------------
        PPC (%)                       50            60            75            100           125           150           175
-------------------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                    5.28          4.42          3.51          2.53          1.83          1.22          0.98
        First Payment Date         5/25/2006     5/25/2006     5/25/2006     5/25/2006     5/25/2006     5/25/2006     5/25/2006
        Expected Final Maturity    5/25/2034     5/25/2031    12/25/2026    11/25/2021     4/25/2018     8/25/2015    10/25/2008
        Window                      1 - 337       1 - 301       1 - 248       1 - 187       1 - 144       1 - 112       1 - 30
--------------------------------------------------------------------------------------------------------------------------------
 A-2a   WAL (yrs)                    1.63          1.36          1.08          0.80          0.63          0.52          0.43
        First Payment Date         5/25/2006     5/25/2006     5/25/2006     5/25/2006     5/25/2006     5/25/2006     5/25/2006
        Expected Final Maturity   10/25/2009     3/25/2009     8/25/2008    12/25/2007     8/25/2007     5/25/2007     3/25/2007
        Window                      1 - 42        1 - 35        1 - 28        1 - 20        1 - 16        1 - 13        1 - 11
--------------------------------------------------------------------------------------------------------------------------------
 A-2b   WAL (yrs)                    4.18          3.47          2.74          2.00          1.56          1.26          1.05
        First Payment Date        10/25/2009     3/25/2009     8/25/2008    12/25/2007     8/25/2007     5/25/2007     3/25/2007
        Expected Final Maturity    5/25/2011     6/25/2010     8/25/2009     8/25/2008     2/25/2008    10/25/2007     7/25/2007
        Window                      42 - 61       35 - 50       28 - 40       20 - 28       16 - 22       13 - 18       11 - 15
--------------------------------------------------------------------------------------------------------------------------------
 A-2c   WAL (yrs)                    7.71          6.41          5.07          3.50          2.32          1.86          1.54
        First Payment Date         5/25/2011     6/25/2010     8/25/2009     8/25/2008     2/25/2008    10/25/2007     7/25/2007
        Expected Final Maturity    8/25/2017     9/25/2015    10/25/2013    10/25/2011     3/25/2009     8/25/2008     3/25/2008
        Window                     61 - 136      50 - 113       40 - 90       28 - 66       22 - 35       18 - 28       15 - 23
--------------------------------------------------------------------------------------------------------------------------------
 A-2d   WAL (yrs)                    16.43         14.08         11.41         8.46          6.33          3.28          2.21
        First Payment Date         8/25/2017     9/25/2015    10/25/2013    10/25/2011     3/25/2009     8/25/2008     3/25/2008
        Expected Final Maturity    8/25/2034    11/25/2031     8/25/2027     4/25/2022     3/25/2019     9/25/2016    11/25/2008
        Window                     136 - 340     113 - 307     90 - 256      66 - 192      35 - 155      28 - 125       23 - 31
--------------------------------------------------------------------------------------------------------------------------------
  M-1   WAL (yrs)                    10.67         8.99          7.19          5.56          5.14          6.46          5.56
        First Payment Date        12/25/2010     3/25/2010     5/25/2009    11/25/2009     6/25/2010     8/25/2011    11/25/2008
        Expected Final Maturity    7/25/2031     5/25/2028     4/25/2024     2/25/2020     1/25/2017    12/25/2014    10/25/2014
        Window                     56 - 303      47 - 265      37 - 216      43 - 166      50 - 129      64 - 104      31 - 102
--------------------------------------------------------------------------------------------------------------------------------
  M-2   WAL (yrs)                    10.64         8.97          7.17          5.48          4.85          5.09          4.64
        First Payment Date        12/25/2010     3/25/2010     5/25/2009     9/25/2009     2/25/2010     9/25/2010     4/25/2010
        Expected Final Maturity   10/25/2030     7/25/2027     7/25/2023     7/25/2019     8/25/2016     7/25/2014     1/25/2013
        Window                     56 - 294      47 - 255      37 - 207      41 - 159      46 - 124       53 - 99       48 - 81
--------------------------------------------------------------------------------------------------------------------------------
  M-3   WAL (yrs)                    10.61         8.94          7.14          5.43          4.69          4.62          4.07
        First Payment Date        12/25/2010     3/25/2010     5/25/2009     8/25/2009    12/25/2009     5/25/2010    12/25/2009
        Expected Final Maturity   11/25/2029     8/25/2026    10/25/2022    12/25/2018     2/25/2016     2/25/2014     9/25/2012
        Window                     56 - 283      47 - 244      37 - 198      40 - 152      44 - 118       49 - 94       44 - 77
--------------------------------------------------------------------------------------------------------------------------------
  M-4   WAL (yrs)                    10.58         8.91          7.12          5.40          4.61          4.40          3.82
        First Payment Date        12/25/2010     3/25/2010     5/25/2009     7/25/2009    10/25/2009     2/25/2010     9/25/2009
        Expected Final Maturity    3/25/2029    12/25/2025     3/25/2022     6/25/2018     9/25/2015    11/25/2013     6/25/2012
        Window                     56 - 275      47 - 236      37 - 191      39 - 146      42 - 113       46 - 91       41 - 74
--------------------------------------------------------------------------------------------------------------------------------
  M-5   WAL (yrs)                    10.55         8.87          7.09          5.35          4.53          4.23          3.64
        First Payment Date        12/25/2010     3/25/2010     5/25/2009     7/25/2009     9/25/2009    12/25/2009     7/25/2009
        Expected Final Maturity    6/25/2028     4/25/2025     8/25/2021     1/25/2018     5/25/2015     7/25/2013     4/25/2012
        Window                     56 - 266      47 - 228      37 - 184      39 - 141      41 - 109       44 - 87       39 - 72
--------------------------------------------------------------------------------------------------------------------------------
  M-6   WAL (yrs)                    10.50         8.83          7.07          5.32          4.46          4.10          3.51
        First Payment Date        12/25/2010     3/25/2010     5/25/2009     6/25/2009     8/25/2009    11/25/2009     5/25/2009
        Expected Final Maturity    8/25/2027     6/25/2024     1/25/2021     6/25/2017    12/25/2014     3/25/2013    12/25/2011
        Window                     56 - 256      47 - 218      37 - 177      38 - 134      40 - 104       43 - 83       37 - 68
--------------------------------------------------------------------------------------------------------------------------------
  B-1   WAL (yrs)                    10.42         8.76          7.02          5.26          4.39          3.98          3.39
        First Payment Date        12/25/2010     3/25/2010     5/25/2009     6/25/2009     7/25/2009     9/25/2009     4/25/2009
        Expected Final Maturity    9/25/2026     8/25/2023    10/25/2020    12/25/2016     7/25/2014    11/25/2012     9/25/2011
        Window                     56 - 245      47 - 208      37 - 174      38 - 128       39 - 99       41 - 79       36 - 65
--------------------------------------------------------------------------------------------------------------------------------
  B-2   WAL (yrs)                    10.31         8.66          6.94          5.19          4.31          3.87          3.29
        First Payment Date        12/25/2010     3/25/2010     5/25/2009     6/25/2009     7/25/2009     8/25/2009     3/25/2009
        Expected Final Maturity    6/25/2025     7/25/2022    11/25/2019     3/25/2016    12/25/2013     6/25/2012     5/25/2011
        Window                     56 - 230      47 - 195      37 - 163      38 - 119       39 - 92       40 - 74       35 - 61
--------------------------------------------------------------------------------------------------------------------------------
  B-3   WAL (yrs)                    10.15         8.56          6.82          5.09          4.21          3.76          3.18
        First Payment Date        12/25/2010     3/25/2010     5/25/2009     5/25/2009     6/25/2009     7/25/2009     2/25/2009
        Expected Final Maturity    2/25/2024     4/25/2021    10/25/2018     6/25/2015     5/25/2013    12/25/2011    12/25/2010
        Window                     56 - 214      47 - 180      37 - 150      37 - 110       38 - 85       39 - 68       34 - 56
--------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

CPR Sensitivity
To CALL


------------------------------------------------------------------------------------
         CPR (%)                              20              25              30
------------------------------------------------------------------------------------
  A-1    WAL (yrs)                           3.30            2.56            2.00
         First Payment Date                5/25/2006       5/25/2006       5/25/2006
         Expected Final Maturity           5/25/2016       3/25/2014       9/25/2012
         Window                             1 - 121         1 - 95          1 - 77
------------------------------------------------------------------------------------
  A-2a   WAL (yrs)                           1.06            0.83            0.68
         First Payment Date                5/25/2006       5/25/2006       5/25/2006
         Expected Final Maturity           7/25/2008       1/25/2008       9/25/2007
         Window                             1 - 27          1 - 21          1 - 17
------------------------------------------------------------------------------------
  A-2b   WAL (yrs)                           2.73            2.13            1.73
         First Payment Date                7/25/2008       1/25/2008       9/25/2007
         Expected Final Maturity           8/25/2009      10/25/2008       4/25/2008
         Window                             27 - 40         21 - 30         17 - 24
------------------------------------------------------------------------------------
  A-2c   WAL (yrs)                           5.07            3.85            2.79
         First Payment Date                8/25/2009      10/25/2008       4/25/2008
         Expected Final Maturity          10/25/2013       2/25/2012       1/25/2011
         Window                             40 - 90         30 - 70         24 - 57
------------------------------------------------------------------------------------
  A-2d   WAL (yrs)                           9.43            7.40            6.00
         First Payment Date               10/25/2013       2/25/2012       1/25/2011
         Expected Final Maturity           5/25/2016       3/25/2014       9/25/2012
         Window                            90 - 121         70 - 95         57 - 77
------------------------------------------------------------------------------------
  M-1    WAL (yrs)                           6.55            5.29            4.76
         First Payment Date                5/25/2009       9/25/2009       2/25/2010
         Expected Final Maturity           5/25/2016       3/25/2014       9/25/2012
         Window                            37 - 121         41 - 95         46 - 77
------------------------------------------------------------------------------------
  M-2    WAL (yrs)                           6.55            5.26            4.62
         First Payment Date                5/25/2009       8/25/2009      11/25/2009
         Expected Final Maturity           5/25/2016       3/25/2014       9/25/2012
         Window                            37 - 121         40 - 95         43 - 77
------------------------------------------------------------------------------------
  M-3    WAL (yrs)                           6.55            5.24            4.54
         First Payment Date                5/25/2009       7/25/2009      10/25/2009
         Expected Final Maturity           5/25/2016       3/25/2014       9/25/2012
         Window                            37 - 121         39 - 95         42 - 77
------------------------------------------------------------------------------------
  M-4    WAL (yrs)                           6.55            5.23            4.50
         First Payment Date                5/25/2009       7/25/2009       9/25/2009
         Expected Final Maturity           5/25/2016       3/25/2014       9/25/2012
         Window                            37 - 121         39 - 95         41 - 77
------------------------------------------------------------------------------------
  M-5    WAL (yrs)                           6.55            5.22            4.47
         First Payment Date                5/25/2009       6/25/2009       8/25/2009
         Expected Final Maturity           5/25/2016       3/25/2014       9/25/2012
         Window                            37 - 121         38 - 95         40 - 77
------------------------------------------------------------------------------------
  M-6    WAL (yrs)                           6.55            5.21            4.45
         First Payment Date                5/25/2009       6/25/2009       7/25/2009
         Expected Final Maturity           5/25/2016       3/25/2014       9/25/2012
         Window                            37 - 121         38 - 95         39 - 77
------------------------------------------------------------------------------------
  B-1    WAL (yrs)                           6.55            5.21            4.42
         First Payment Date                5/25/2009       6/25/2009       7/25/2009
         Expected Final Maturity           5/25/2016       3/25/2014       9/25/2012
         Window                            37 - 121         38 - 95         39 - 77
------------------------------------------------------------------------------------
  B-2    WAL (yrs)                           6.55            5.20            4.40
         First Payment Date                5/25/2009       5/25/2009       6/25/2009
         Expected Final Maturity           5/25/2016       3/25/2014       9/25/2012
         Window                            37 - 121         37 - 95         38 - 77
------------------------------------------------------------------------------------
  B-3    WAL (yrs)                           6.55            5.19            4.39
         First Payment Date                5/25/2009       5/25/2009       6/25/2009
         Expected Final Maturity           5/25/2016       3/25/2014       9/25/2012
         Window                            37 - 121         37 - 95         38 - 77
------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

CPR Sensitivity
To MATURITY


------------------------------------------------------------------------------------
         CPR (%)                              20              25              30
  A-1    WAL (yrs)                           3.58            2.78            2.19
         First Payment Date                5/25/2006       5/25/2006       5/25/2006
         Expected Final Maturity           2/25/2028      10/25/2023      10/25/2020
         Window                             1 - 262         1 - 210         1 - 174
------------------------------------------------------------------------------------
  A-2a   WAL (yrs)                           1.06            0.83            0.68
         First Payment Date                5/25/2006       5/25/2006       5/25/2006
         Expected Final Maturity           7/25/2008       1/25/2008       9/25/2007
         Window                             1 - 27          1 - 21          1 - 17
------------------------------------------------------------------------------------
  A-2b   WAL (yrs)                           2.73            2.13            1.73
         First Payment Date                7/25/2008       1/25/2008       9/25/2007
         Expected Final Maturity           8/25/2009      10/25/2008       4/25/2008
         Window                             27 - 40         21 - 30         17 - 24
------------------------------------------------------------------------------------
  A-2c   WAL (yrs)                           5.07            3.85            2.79
         First Payment Date                8/25/2009      10/25/2008       4/25/2008
         Expected Final Maturity          10/25/2013       2/25/2012       1/25/2011
         Window                             40 - 90         30 - 70         24 - 57
------------------------------------------------------------------------------------
  A-2d   WAL (yrs)                           11.47           9.05            7.38
         First Payment Date               10/25/2013       2/25/2012       1/25/2011
         Expected Final Maturity           1/25/2028       9/25/2023      10/25/2020
         Window                            90 - 261        70 - 209        57 - 174
------------------------------------------------------------------------------------
  M-1    WAL (yrs)                           7.25            5.86            5.23
         First Payment Date                5/25/2009       9/25/2009       2/25/2010
         Expected Final Maturity           9/25/2024       1/25/2021       6/25/2018
         Window                            37 - 221        41 - 177        46 - 146
------------------------------------------------------------------------------------
  M-2    WAL (yrs)                           7.23            5.81            5.08
         First Payment Date                5/25/2009       8/25/2009      11/25/2009
         Expected Final Maturity          12/25/2023       7/25/2020      12/25/2017
         Window                            37 - 212        40 - 171        43 - 140
------------------------------------------------------------------------------------
  M-3    WAL (yrs)                           7.20            5.77            4.98
         First Payment Date                5/25/2009       7/25/2009      10/25/2009
         Expected Final Maturity           3/25/2023      11/25/2019       5/25/2017
         Window                            37 - 203        39 - 163        42 - 133
------------------------------------------------------------------------------------
  M-4    WAL (yrs)                           7.18            5.74            4.92
         First Payment Date                5/25/2009       7/25/2009       9/25/2009
         Expected Final Maturity           7/25/2022       5/25/2019      12/25/2016
         Window                            37 - 195        39 - 157        41 - 128
------------------------------------------------------------------------------------
  M-5    WAL (yrs)                           7.15            5.71            4.87
         First Payment Date                5/25/2009       6/25/2009       8/25/2009
         Expected Final Maturity          12/25/2021      12/25/2018       7/25/2016
         Window                            37 - 188        38 - 152        40 - 123
------------------------------------------------------------------------------------
  M-6    WAL (yrs)                           7.12            5.66            4.82
         First Payment Date                5/25/2009       6/25/2009       7/25/2009
         Expected Final Maturity           4/25/2021       5/25/2018       2/25/2016
         Window                            37 - 180        38 - 145        39 - 118
------------------------------------------------------------------------------------
  B-1    WAL (yrs)                           7.07            5.62            4.76
         First Payment Date                5/25/2009       6/25/2009       7/25/2009
         Expected Final Maturity          11/25/2020      10/25/2017       8/25/2015
         Window                            37 - 175        38 - 138        39 - 112
------------------------------------------------------------------------------------
  B-2    WAL (yrs)                           6.98            5.54            4.68
         First Payment Date                5/25/2009       5/25/2009       6/25/2009
         Expected Final Maturity          12/25/2019       1/25/2017       1/25/2015
         Window                            37 - 164        37 - 129        38 - 105
------------------------------------------------------------------------------------
  B-3    WAL (yrs)                           6.87            5.44            4.59
         First Payment Date                5/25/2009       5/25/2009       6/25/2009
         Expected Final Maturity          11/25/2018       3/25/2016       4/25/2014
         Window                            37 - 151        37 - 119         38 - 96
------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
------   -----------   ------------   ------------   ------------   ------------
         Actual/360     Actual/360     Actual/360     Actual/360     Actual/360

     0            --             --             --             --             --
     1         20.17          20.07          20.12          20.18          20.28
     2         20.17          20.07          20.12          20.18          20.28
     3         20.17          20.07          20.12          20.18          20.28
     4         20.17          20.07          20.12          20.18          20.28
     5         20.17          20.07          20.12          20.18          20.28
     6         20.17          20.07          20.12          20.18          20.28
     7         20.17          20.07          20.12          20.18          20.28
     8         20.17          20.07          20.12          20.18          20.28
     9         20.11          20.07          20.12          20.18          20.26
    10         19.90          20.07          20.07          20.07          20.07
    11         20.09          20.07          20.17          20.26          20.27
    12         19.54          19.72          19.72          19.72          19.72
    13         19.47          19.66          19.66          19.66          19.66
    14         19.19          19.37          19.37          19.37          19.37
    15         19.14          19.33          19.33          19.33          19.33
    16         18.86          19.05          19.05          19.05          19.05
    17         18.70          18.89          18.89          18.89          18.89
    18         18.68          18.87          18.87          18.87          18.87
    19         18.32          18.50          18.50          18.50          18.50
    20         17.85          18.09          18.09          18.09          18.09
    21         15.85             --          15.75          15.75          15.75
    22         12.11             --          12.28          12.28          12.28
    23         12.76             --          12.95          12.95          12.95
    24         12.14             --          12.32          12.32          12.32
    25         12.48             --          12.66          12.66          12.66
    26         12.20             --          12.39          12.39          12.39
    27         13.29             --          13.30          13.30          13.30
    28         13.08             --          13.24          13.24          13.24
    29         13.12             --             --          13.28          13.28
    30         13.51             --             --          13.68          13.68
    31         13.19             --             --          13.36          13.36
    32         13.60             --             --          13.78          13.78
    33         13.90             --             --          13.89          13.89
    34         14.07             --             --          14.19          14.19
    35         15.43             --             --          15.56          15.56
    36         14.24             --             --          14.35          14.35
    37         70.64             --             --          70.76          70.76
    38         18.18             --             --          18.31          18.31
    39         19.30             --             --          19.28          19.28
    40         18.71             --             --          18.79          18.79
    41         18.54             --             --          18.62          18.62
    42         18.92             --             --          19.01          19.01
    43         18.22             --             --          18.30          18.30


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
------   -----------   ------------   ------------   ------------   ------------
         Actual/360     Actual/360     Actual/360     Actual/360     Actual/360

    44         18.60             --             --          18.68          18.68
    45         18.22             --             --          18.18          18.18
    46         18.24             --             --          18.22          18.22
    47         19.96             --             --          19.95          19.95
    48         18.20             --             --          18.19          18.19
    49         18.73             --             --          18.71          18.71
    50         18.17             --             --          18.15          18.15
    51         18.73             --             --          18.71          18.71
    52         18.17             --             --          18.15          18.15
    53         18.15             --             --          18.14          18.14
    54         18.68             --             --          18.66          18.66
    55         16.75             --             --          16.73          16.73
    56         17.31             --             --          17.29          17.29
    57         16.78             --             --          16.76          16.76
    58         16.80             --             --          16.77          16.77
    59         18.59             --             --          18.56          18.56
    60         16.79             --             --          16.76          16.76
    61         17.34             --             --          17.31          17.31
    62         16.78             --             --          16.75          16.75
    63         17.34             --             --          17.31          17.31
    64         16.78             --             --          16.75          16.75
    65         16.77             --             --          16.75          16.75
    66         17.33             --             --          17.30          17.30
    67         16.76             --             --             --          16.74
    68         17.32             --             --             --          17.29
    69         16.76             --             --             --          16.73
    70         16.76             --             --             --          16.73
    71         17.91             --             --             --          17.88
    72         16.75             --             --             --          16.72
    73         17.30             --             --             --          17.27
    74         16.74             --             --             --          16.71
    75         17.30             --             --             --          17.27
    76         16.74             --             --             --          16.71
    77         16.73             --             --             --          16.70
    78         17.29             --             --             --          17.25
    79         16.72             --             --             --          16.69
    80         17.28             --             --             --          17.24
    81         16.72             --             --             --          16.69
    82         16.71             --             --             --          16.68
    83         18.50             --             --             --          18.46
    84         16.70             --             --             --          16.67
    85         17.25             --             --             --          17.22
    86         16.69             --             --             --          16.66
    87         17.24             --             --             --          17.21


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
------   -----------   ------------   ------------   ------------   ------------
         Actual/360     Actual/360     Actual/360     Actual/360     Actual/360
    88         16.68             --             --             --          16.65
    89         16.68             --             --             --          16.65
    90         17.23             --             --             --          17.20
    91         16.67             --             --             --          16.64
    92         17.22             --             --             --          17.19
    93         16.66             --             --             --          16.63
    94         16.65             --             --             --          16.62
    95         18.43             --             --             --          18.40
    96         16.64             --             --             --          16.61
    97         17.19             --             --             --          17.16
    98         16.63             --             --             --          16.61
    99         17.18             --             --             --          17.15
   100         16.31             --             --             --          16.28
   101         13.02             --             --             --          12.99
   102         13.48             --             --             --          13.45
   103         13.08             --             --             --          13.05
   104         13.55             --             --             --          13.52
   105         13.15             --             --             --          13.12
   106         13.19             --             --             --          13.16
   107         14.64             --             --             --          14.61
   108         13.26             --             --             --          13.23
   109         13.74             --             --             --          13.72
   110         13.34             --             --             --          13.31
   111         13.83             --             --             --          13.80
   112         13.43             --             --             --          13.40
   113         13.47             --             --             --          13.44
   114         13.97             --             --             --          13.94
   115         13.56             --             --             --          13.53
   116         14.07             --             --             --          14.04
   117         13.72             --             --             --          13.70
   118         14.05             --             --             --          13.97
   119         15.07             --             --             --          14.99
   120         14.16             --             --             --          14.08
   121         14.69             --             --             --          14.61
   122         14.28             --             --             --          14.20
   123         14.83             --             --             --          14.75
   124         14.47             --             --             --          14.38
   125         14.54             --             --             --          14.45
   126         15.09             --             --             --          15.00
   127         14.67             --             --             --          14.59
   128         15.24             --             --             --          15.15
   129         14.83             --             --             --          14.74
   130         14.94             --             --             --          14.84
   131         16.62             --             --             --          16.52


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
------   -----------   ------------   ------------   ------------   ------------
         Actual/360     Actual/360     Actual/360     Actual/360     Actual/360

   132         15.09             --             --             --          15.00
   133         15.68             --             --             --          15.58
   134         15.26             --             --             --          15.17
   135         15.86             --             --             --          15.76
   136         15.44             --             --             --          15.34
   137         15.53             --             --             --          15.43
   138         16.15             --             --             --          16.05
   139         15.72             --             --             --          15.63
   140         16.35             --             --             --          16.25
   141         15.93             --             --             --          15.83
   142         16.03             --             --             --          15.93
   143         17.87             --             --             --          17.76
   144         16.25             --             --             --          16.15
   145         16.91             --             --             --          16.81
   146         16.49             --             --             --          16.39
   147         17.16             --             --             --          17.06
   148         16.73             --             --             --          16.63
   149         16.86             --             --             --          16.76
   150         17.56             --             --             --          17.46
   151         17.13             --             --             --          17.03
   152         17.84             --             --             --          17.74
   153         17.41             --             --             --          17.31
   154         17.56             --             --             --          17.46
   155         19.61             --             --             --          19.50
   156         17.86             --             --             --          17.76
   157         18.62             --             --             --          18.52
   158         18.19             --             --             --          18.09
   159         18.97             --             --             --          18.87
   160         18.53             --             --             --          18.43
   161         18.71             --             --             --          18.61
   162         19.52             --             --             --          19.42
   163         19.08             --             --             --          18.98
   164         19.92             --             --             --          19.81
   165         19.47             --             --             --          19.37
   166         19.68             --             --             --          19.58
   167         21.26             --             --             --          21.15
   168         20.24             --             --             --          20.14
   169         21.33             --             --             --          21.23
   170         21.07             --             --             --          20.97
   171         22.25             --             --             --          22.15
   172         22.03             --             --             --          21.93
   173         22.56             --             --             --          22.46
   174         23.91             --             --             --          23.81
   175         23.77             --             --             --          23.67


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap (%)   A-2a Cap (%)   A-2b Cap (%)   A-2c Cap (%)   A-2d Cap (%)
------   -----------   ------------   ------------   ------------   ------------
         Actual/360     Actual/360     Actual/360     Actual/360     Actual/360

   176         25.31             --             --             --          25.21
   177         26.39             --             --             --          26.29
   178         35.35             --             --             --          35.34
   179         41.35             --             --             --          41.34
   180         39.66             --             --             --          39.65
   181         43.77             --             --             --          43.76
   182         45.54             --             --             --          45.53
   183         51.01             --             --             --          51.00
   184         54.03             --             --             --          54.02
   185         59.85             --             --             --          59.84
   186         69.55             --             --             --          69.55
   187         77.22             --             --             --          77.21
   188         94.05             --             --             --          94.04
   189            --             --             --             --         111.50
   190            --             --             --             --         145.15
   191            --             --             --             --         233.08
   192            --             --             --             --         392.46
   193            --             --             --             --              *
   194            --             --             --             --             --

* In Period 193 the Class A-2d has a beginning balance of approximately $38,594 and is paid approximately $391,333 in interest.


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360
     0            --            --            --            --            --            --            --            --            --
     1         20.35         20.37         20.39         20.48         20.50         20.59         21.15         21.25         22.15
     2         20.35         20.37         20.39         20.48         20.50         20.59         21.15         21.25         22.15
     3         20.35         20.37         20.39         20.48         20.50         20.59         21.15         21.25         22.15
     4         20.35         20.37         20.39         20.48         20.50         20.59         21.15         21.25         22.15
     5         20.35         20.37         20.39         20.48         20.50         20.59         21.15         21.25         22.15
     6         20.35         20.37         20.39         20.48         20.50         20.59         21.15         21.25         22.15
     7         20.35         20.37         20.39         20.48         20.50         20.59         21.15         21.25         22.15
     8         20.35         20.37         20.39         20.48         20.50         20.59         21.15         21.25         22.15
     9         19.99         20.00         20.00         20.03         20.04         20.07         20.26         20.29         20.59
    10         19.62         19.62         19.62         19.62         19.62         19.62         19.62         19.62         19.62
    11         19.84         19.85         19.85         19.86         19.87         19.88         19.98         20.00         20.15
    12         19.23         19.23         19.23         19.23         19.23         19.23         19.23         19.23         19.23
    13         19.14         19.14         19.14         19.14         19.14         19.14         19.14         19.14         19.14
    14         18.85         18.85         18.85         18.85         18.85         18.85         18.85         18.85         18.85
    15         18.77         18.77         18.77         18.77         18.77         18.77         18.77         18.77         18.77
    16         18.48         18.48         18.48         18.48         18.48         18.48         18.48         18.48         18.48
    17         18.31         18.31         18.31         18.31         18.31         18.31         18.31         18.31         18.31
    18         18.24         18.24         18.24         18.24         18.24         18.24         18.24         18.24         18.24
    19         17.88         17.88         17.88         17.88         17.88         17.88         17.88         17.88         17.88
    20         17.40         17.40         17.40         17.40         17.40         17.40         17.40         17.40         17.40
    21         15.00         15.00         15.00         15.00         15.00         15.00         15.00         15.00         15.00
    22         11.38         11.38         11.38         11.38         11.38         11.38         11.38         11.38         11.38
    23         11.94         11.94         11.94         11.94         11.94         11.94         11.94         11.94         11.94
    24         11.34         11.34         11.34         11.34         11.34         11.34         11.34         11.34         11.34
    25         11.60         11.60         11.60         11.60         11.60         11.60         11.60         11.60         11.60
    26         11.32         11.32         11.32         11.32         11.32         11.32         11.32         11.32         11.32
    27         12.13         12.13         12.13         12.13         12.13         12.13         12.13         12.13         12.13
    28         11.99         11.99         11.99         11.99         11.99         11.99         11.99         11.99         11.99
    29         11.98         11.98         11.98         11.98         11.98         11.98         11.98         11.98         11.98
    30         12.27         12.27         12.27         12.27         12.27         12.27         12.27         12.27         12.27
    31         11.93         11.93         11.93         11.93         11.93         11.93         11.93         11.93         11.93
    32         12.23         12.23         12.23         12.23         12.23         12.23         12.23         12.23         12.23
    33         12.26         12.26         12.26         12.26         12.26         12.26         12.26         12.26         12.26
    34         12.41         12.41         12.41         12.41         12.41         12.41         12.41         12.41         12.41
    35         13.49         13.49         13.49         13.49         13.49         13.49         13.49         13.49         13.49
    36         12.39         12.39         12.39         12.39         12.39         12.39         12.39         12.39         12.39
    37         12.71         12.71         12.71         12.71         12.71         12.71         12.71         12.71         12.71
    38         12.34         12.34         12.34         12.34         12.34         12.34         12.34         12.34         12.34
    39         13.23         13.23         13.23         13.23         13.23         13.23         13.23         13.23         13.23
    40         13.04         13.04         13.04         13.04         13.04         13.04         13.04         13.04         13.04
    41         13.02         13.02         13.02         13.02         13.02         13.02         13.02         13.02         13.02
    42         13.37         13.37         13.37         13.37         13.37         13.37         13.37         13.37         13.37
    43         12.99         12.99         12.99         12.99         12.99         12.99         12.99         12.99         12.99
    44         13.34         13.34         13.34         13.34         13.34         13.34         13.34         13.34         13.34


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360
    45         13.15         13.15         13.15         13.15         13.15         13.15         13.15         13.15         13.15
    46         13.23         13.23         13.23         13.23         13.23         13.23         13.23         13.23         13.23
    47         14.42         14.42         14.42         14.42         14.42         14.42         14.42         14.42         14.42
    48         13.20         13.20         13.20         13.20         13.20         13.20         13.20         13.20         13.20
    49         13.56         13.56         13.56         13.56         13.56         13.56         13.56         13.56         13.56
    50         13.17         13.17         13.17         13.17         13.17         13.17         13.17         13.17         13.17
    51         13.55         13.55         13.55         13.55         13.55         13.55         13.55         13.55         13.55
    52         13.16         13.16         13.16         13.16         13.16         13.16         13.16         13.16         13.16
    53         13.15         13.15         13.15         13.15         13.15         13.15         13.15         13.15         13.15
    54         13.51         13.51         13.51         13.51         13.51         13.51         13.51         13.51         13.51
    55         11.75         11.75         11.75         11.75         11.75         11.75         11.75         11.75         11.75
    56         12.13         12.13         12.13         12.13         12.13         12.13         12.13         12.13         12.13
    57         11.77         11.77         11.77         11.77         11.77         11.77         11.77         11.77         11.77
    58         11.78         11.78         11.78         11.78         11.78         11.78         11.78         11.78         11.78
    59         13.03         13.03         13.03         13.03         13.03         13.03         13.03         13.03         13.03
    60         11.77         11.77         11.77         11.77         11.77         11.77         11.77         11.77         11.77
    61         12.16         12.16         12.16         12.16         12.16         12.16         12.16         12.16         12.16
    62         11.76         11.76         11.76         11.76         11.76         11.76         11.76         11.76         11.76
    63         12.15         12.15         12.15         12.15         12.15         12.15         12.15         12.15         12.15
    64         11.76         11.76         11.76         11.76         11.76         11.76         11.76         11.76         11.76
    65         11.76         11.76         11.76         11.76         11.76         11.76         11.76         11.76         11.76
    66         12.14         12.14         12.14         12.14         12.14         12.14         12.14         12.14         12.14
    67         11.75         11.75         11.75         11.75         11.75         11.75         11.75         11.75         11.75
    68         12.14         12.14         12.14         12.14         12.14         12.14         12.14         12.14         12.14
    69         11.74         11.74         11.74         11.74         11.74         11.74         11.74         11.74         11.74
    70         11.74         11.74         11.74         11.74         11.74         11.74         11.74         11.74         11.74
    71         12.55         12.55         12.55         12.55         12.55         12.55         12.55         12.55         12.55
    72         11.73         11.73         11.73         11.73         11.73         11.73         11.73         11.73         11.73
    73         12.12         12.12         12.12         12.12         12.12         12.12         12.12         12.12         12.12
    74         11.73         11.73         11.73         11.73         11.73         11.73         11.73         11.73         11.73
    75         12.12         12.12         12.12         12.12         12.12         12.12         12.12         12.12         12.12
    76         11.72         11.72         11.72         11.72         11.72         11.72         11.72         11.72         11.72
    77         11.72         11.72         11.72         11.72         11.72         11.72         11.72         11.72         11.72
    78         12.10         12.10         12.10         12.10         12.10         12.10         12.10         12.10         12.10
    79         11.71         11.71         11.71         11.71         11.71         11.71         11.71         11.71         11.71
    80         12.09         12.09         12.09         12.09         12.09         12.09         12.09         12.09         12.09
    81         11.70         11.70         11.70         11.70         11.70         11.70         11.70         11.70         11.70
    82         11.70         11.70         11.70         11.70         11.70         11.70         11.70         11.70         11.70
    83         12.95         12.95         12.95         12.95         12.95         12.95         12.95         12.95         12.95
    84         11.69         11.69         11.69         11.69         11.69         11.69         11.69         11.69         11.69
    85         12.07         12.07         12.07         12.07         12.07         12.07         12.07         12.07         12.07
    86         11.68         11.68         11.68         11.68         11.68         11.68         11.68         11.68         11.68
    87         12.07         12.07         12.07         12.07         12.07         12.07         12.07         12.07         12.07
    88         11.67         11.67         11.67         11.67         11.67         11.67         11.67         11.67         11.67
    89         11.67         11.67         11.67         11.67         11.67         11.67         11.67         11.67         11.67
    90         12.05         12.05         12.05         12.05         12.05         12.05         12.05         12.05         12.05


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360
    91         11.66         11.66         11.66         11.66         11.66         11.66         11.66         11.66         11.66
    92         12.04         12.04         12.04         12.04         12.04         12.04         12.04         12.04         12.04
    93         11.65         11.65         11.65         11.65         11.65         11.65         11.65         11.65         11.65
    94         11.64         11.64         11.64         11.64         11.64         11.64         11.64         11.64         11.64
    95         12.89         12.89         12.89         12.89         12.89         12.89         12.89         12.89         12.89
    96         11.64         11.64         11.64         11.64         11.64         11.64         11.64         11.64         11.64
    97         12.02         12.02         12.02         12.02         12.02         12.02         12.02         12.02         12.02
    98         11.63         11.63         11.63         11.63         11.63         11.63         11.63         11.63         11.63
    99         12.01         12.01         12.01         12.01         12.01         12.01         12.01         12.01         12.01
   100         11.62         11.62         11.62         11.62         11.62         11.62         11.62         11.62         11.62
   101         11.61         11.61         11.61         11.61         11.61         11.61         11.61         11.61         11.61
   102         12.00         12.00         12.00         12.00         12.00         12.00         12.00         12.00         12.00
   103         11.60         11.60         11.60         11.60         11.60         11.60         11.60         11.60         11.60
   104         11.99         11.99         11.99         11.99         11.99         11.99         11.99         11.99         11.99
   105         11.60         11.60         11.60         11.60         11.60         11.60         11.60         11.60         11.60
   106         11.59         11.59         11.59         11.59         11.59         11.59         11.59         11.59         11.59
   107         12.83         12.83         12.83         12.83         12.83         12.83         12.83         12.83         12.83
   108         11.58         11.58         11.58         11.58         11.58         11.58         11.58         11.58         11.58
   109         11.96         11.96         11.96         11.96         11.96         11.96         11.96         11.96         11.96
   110         11.57         11.57         11.57         11.57         11.57         11.57         11.57         11.57         11.57
   111         11.95         11.95         11.95         11.95         11.95         11.95         11.95         11.95            --
   112         11.56         11.56         11.56         11.56         11.56         11.56         11.56         11.56            --
   113         11.56         11.56         11.56         11.56         11.56         11.56         11.56         11.56            --
   114         11.94         11.94         11.94         11.94         11.94         11.94         11.94         11.94            --
   115         11.55         11.55         11.55         11.55         11.55         11.55         11.55         11.55            --
   116         11.93         11.93         11.93         11.93         11.93         11.93         11.93         11.93            --
   117         11.60         11.60         11.60         11.60         11.60         11.60         11.60         11.60            --
   118         11.78         11.78         11.78         11.78         11.78         11.78         11.78         11.78            --
   119         12.59         12.59         12.59         12.59         12.59         12.59         12.59         12.59            --
   120         11.78         11.78         11.78         11.78         11.78         11.78         11.78         11.78            --
   121         12.17         12.17         12.17         12.17         12.17         12.17         12.17            --            --
   122         11.77         11.77         11.77         11.77         11.77         11.77         11.77            --            --
   123         12.17         12.17         12.17         12.17         12.17         12.17         12.17            --            --
   124         11.81         11.81         11.81         11.81         11.81         11.81         11.81            --            --
   125         11.81         11.81         11.81         11.81         11.81         11.81         11.81            --            --
   126         12.20         12.20         12.20         12.20         12.20         12.20         12.20            --            --
   127         11.80         11.80         11.80         11.80         11.80         11.80         11.80            --            --
   128         12.19         12.19         12.19         12.19         12.19         12.19         12.19            --            --
   129         11.80         11.80         11.80         11.80         11.80         11.80            --            --            --
   130         11.82         11.82         11.82         11.82         11.82         11.82            --            --            --
   131         13.09         13.09         13.09         13.09         13.09         13.09            --            --            --
   132         11.82         11.82         11.82         11.82         11.82         11.82            --            --            --
   133         12.21         12.21         12.21         12.21         12.21         12.21            --            --            --
   134         11.81         11.81         11.81         11.81         11.81         11.81            --            --            --
   135         12.20         12.20         12.20         12.20         12.20         12.20            --            --            --
   136         11.80         11.80         11.80         11.80         11.80            --            --            --            --


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)


Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360    Actual/360
   137         11.80         11.80         11.80         11.80         11.80            --            --            --            --
   138         12.19         12.19         12.19         12.19         12.19            --            --            --            --
   139         11.79         11.79         11.79         11.79         11.79            --            --            --            --
   140         12.18         12.18         12.18         12.18         12.18            --            --            --            --
   141         11.79         11.79         11.79         11.79         11.79            --            --            --            --
   142         11.78         11.78         11.78         11.78            --            --            --            --            --
   143         13.04         13.04         13.04         13.04            --            --            --            --            --
   144         11.78         11.78         11.78         11.78            --            --            --            --            --
   145         12.17         12.17         12.17         12.17            --            --            --            --            --
   146         11.77         11.77         11.77         11.77            --            --            --            --            --
   147         12.16         12.16         12.16         12.16            --            --            --            --            --
   148         11.77         11.77         11.77            --            --            --            --            --            --
   149         11.76         11.76         11.76            --            --            --            --            --            --
   150         12.15         12.15         12.15            --            --            --            --            --            --
   151         11.76         11.76         11.76            --            --            --            --            --            --
   152         12.14         12.14         12.14            --            --            --            --            --            --
   153         11.75         11.75            --            --            --            --            --            --            --
   154         11.75         11.75            --            --            --            --            --            --            --
   155         13.00         13.00            --            --            --            --            --            --            --
   156         11.74         11.74            --            --            --            --            --            --            --
   157         12.13         12.13            --            --            --            --            --            --            --
   158         11.73         11.73            --            --            --            --            --            --            --
   159         12.12         12.12            --            --            --            --            --            --            --
   160         11.73         11.73            --            --            --            --            --            --            --
   161         11.72            --            --            --            --            --            --            --            --
   162         12.11            --            --            --            --            --            --            --            --
   163         11.72            --            --            --            --            --            --            --            --
   164         12.11            --            --            --            --            --            --            --            --
   165         11.71            --            --            --            --            --            --            --            --
   166         11.71            --            --            --            --            --            --            --            --
   167         12.51            --            --            --            --            --            --            --            --
   168            --            --            --            --            --            --            --            --            --


(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

Interest Rate Swap Schedule

Swap Rate: 5.15%

Period   Start Accrual    End Accrual     Swap Notional
---------------------------------------------------------
     1     4/30/2006       5/25/2006     2,176,175,653.78
     2     5/25/2006       6/25/2006     2,025,362,258.07
     3     6/25/2006       7/25/2006     1,943,575,708.69
     4     7/25/2006       8/25/2006     1,864,914,562.09
     5     8/25/2006       9/25/2006     1,789,209,672.35
     6     9/25/2006      10/25/2006     1,716,203,364.43
     7    10/25/2006      11/25/2006     1,645,771,824.39
     8    11/25/2006      12/25/2006     1,577,800,056.35
     9    12/25/2006       1/25/2007     1,512,181,521.48
    10     1/25/2007       2/25/2007     1,448,817,903.15
    11     2/25/2007       3/25/2007     1,387,618,519.11
    12     3/25/2007       4/25/2007     1,328,503,883.96
    13     4/25/2007       5/25/2007     1,271,436,394.56
    14     5/25/2007       6/25/2007     1,216,561,316.63
    15     6/25/2007       7/25/2007     1,164,067,356.68
    16     7/25/2007       8/25/2007     1,113,850,711.14
    17     8/25/2007       9/25/2007     1,065,812,120.16
    18     9/25/2007      10/25/2007     1,019,856,667.53
    19    10/25/2007      11/25/2007       968,275,670.62
    20    11/25/2007      12/25/2007       885,219,013.30
    21    12/25/2007       1/25/2008       534,316,829.58
    22     1/25/2008       2/25/2008       176,927,434.86
    23     2/25/2008       3/25/2008       170,574,426.13
    24     3/25/2008       4/25/2008       164,449,542.26
    25     4/25/2008       5/25/2008       158,544,574.93
    26     5/25/2008       6/25/2008       152,851,591.11
    27     6/25/2008       7/25/2008       147,362,900.94
    28     7/25/2008       8/25/2008       142,070,568.71
    29     8/25/2008       9/25/2008       136,967,769.30
    30     9/25/2008      10/25/2008       132,048,183.85
    31    10/25/2008      11/25/2008       126,616,981.28
    32    11/25/2008      12/25/2008       121,380,610.99
    33    12/25/2008       1/25/2009       102,808,874.83
    34     1/25/2009       2/25/2009        97,009,132.17
    35     2/25/2009       3/25/2009        93,679,089.80
    36     3/25/2009       4/25/2009        90,461,657.04
    37     4/25/2009       5/25/2009        87,353,093.19
    38     5/25/2009       6/25/2009        84,349,777.23
    39     6/25/2009       7/25/2009        81,448,207.94
    40     7/25/2009       8/25/2009        78,644,966.93
    41     8/25/2009       9/25/2009        75,936,810.47
    42     9/25/2009      10/25/2009        73,320,568.84
    43    10/25/2009      11/25/2009        70,793,174.67
    44    11/25/2009      12/25/2009        68,351,660.37
    45    12/25/2009       1/25/2010        65,993,155.97
    46     1/25/2010       2/25/2010        63,714,878.50
    47     2/25/2010       3/25/2010        61,514,150.07
    48     3/25/2010       4/25/2010        59,388,373.58
    49     4/25/2010       5/25/2010        57,335,037.00
    50     5/25/2010       6/25/2010        55,351,710.81
    51     6/25/2010       7/25/2010        53,436,045.37
    52     7/25/2010       8/25/2010        51,585,768.37
    53     8/25/2010       9/25/2010        49,798,682.34
    54     9/25/2010      10/25/2010        48,072,662.28
    55    10/25/2010      11/25/2010                   --


--------------------------------------------------------------------------------
This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------
(C) 2005 Morgan Stanley
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                    Page 32